ACM MANAGED DOLLAR INCOME FUND, INC.

OFFER TO PURCHASE FOR CASH 1,078,616 OF ITS ISSUED

AND OUTSTANDING SHARES AT NET ASSET VALUE PER SHARE

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON

JUNE 23, 2006, UNLESS THE OFFER IS EXTENDED.

To the Stockholders of ACM Managed Dollar Income Fund, Inc.:

ACM Managed Dollar Income Fund, Inc., a non-diversified, closed-end management investment company incorporated in Maryland (the “Fund”), is offering to purchase 1,078,616 of its issued and outstanding shares of Common Stock, par value $0.01 per share (the “Shares”), to fulfill an undertaking made in connection with the initial public offering of the Shares. See Section 2. The offer is for cash at a price equal to the net asset value (“NAV”) per Share determined as of the close of the regular trading session of the New York Stock Exchange, the principal market in which the Shares are traded (the “NYSE”), on the date after the date the offer expires, and is upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer”). The Offer will expire at 12:00 Midnight Eastern Time on June 23, 2006, unless extended. The Shares are traded on the NYSE under the symbol “ADF”. The NAV as of the close of the regular trading session of the NYSE on May 23, 2006 was $7.99 per Share. During the pendency of the Offer, current NAV quotations can be obtained from Georgeson Shareholder Communications Inc., (the “Information Agent”), by calling 1-866-316-4348 between the hours of 9:00 a.m. and 8:00 p.m. Eastern Time, Monday through Friday (except holidays).

THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 3.

IMPORTANT INFORMATION

Stockholders who desire to tender their Shares should either: (1) properly complete and sign the Letter of Transmittal, provide thereon the original of any required signature guarantee(s) and mail or deliver it together with the Shares (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal, and a check in the amount of $25.00 payable to Computershare Trust Company, N.A. Depositary (the “Processing Fee”); or (2) request their broker, dealer, commercial bank, trust company or other nominee to effect the transaction on their behalf. Stockholders who desire to tender Shares registered in the name of such a firm must contact that firm to effect a tender on their behalf. Tendering Stockholders will not be obligated to pay brokerage commissions in connection with their tender of Shares, but they may be charged a fee by such a firm for processing the tender(s). The Fund reserves the absolute right to reject tenders determined not to be in appropriate form or not accompanied by the Processing Fee.

If you do not wish to tender your Shares, you need not take any action.

NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR ALLIANCEBERNSTEIN L.P. (THE “INVESTMENT ADVISER”) MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT ADVISER AS TO WHETHER STOCKHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER OR TO MAKE ANY REPRESENTATION OR TO GIVE ANY INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN AS CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT ADVISER. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES.

COMPUTERSHARE TRUST COMPANY, N.A., DEPOSITARY

Telephone Number: (800) 219-4218

By First Class Mail:	By Registered, Certified Or Express Mail or Overnight Courier:	By Hand:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Corporate Actions	c/o Corporate Actions	c/o Corporate Actions
P.O. Box 859208	161 Bay State Drive	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184	Braintree, MA 02184

GEORGESON SHAREHOLDER COMMUNICATIONS INC., INFORMATION AGENT

Banks and Brokers Call Collect: 1-212-440-9800 All Others Call Toll-Free: 1-866-316-4348

SUMMARY TERM SHEET

(Section references are to this Offer to Purchase)

This Summary Term Sheet highlights certain information concerning this tender offer. To understand the offer fully and for a more complete discussion of the terms and conditions of the offer, you should read carefully the entire Offer to Purchase and the related Letter of Transmittal.

What is the tender offer?

•	ACM Managed Dollar Income Fund, Inc. (the “Fund”) is offering to purchase 1,078,616 of its shares of Common Stock for cash at a price per share equal to the per share net asset value as of the close of the regular trading session of the NYSE on June 26, 2006 (or, if the offer is extended, on the date after the date to which the offer is extended) upon specified terms and subject to conditions as set forth in the tender offer documents.

When will the tender offer expire, and may the offer be extended?

•	The tender offer will expire at 12:00 Midnight Eastern Time on June 23, 2006, unless extended. The Fund may extend the period of time the offer will be open by issuing a press release or making some other public announcement by no later than the next business day after the offer otherwise would have expired. See Section 15.

What is the net asset value per Fund share and the closing sale price on the NYSE per Fund share as of a recent date?

•	As of May 23, 2006, the net asset value per share was $7.99 and the closing sale price per share was $7.15. See Section 8 of the Offer to Purchase for details. During the pendency of the tender offer, current net asset value quotations can be obtained from Georgeson Shareholder Communications Inc. by calling 1-866-316-4348 between 9:00 a.m. and 8:00 p.m. Eastern Time, Monday through Friday (except holidays). You can find the current market price per share, as quoted on the NYSE, under the symbol “ADF”.

Will the net asset value be higher or lower on the date that the price to be paid for tendered shares is to be determined?

•	No one can accurately predict the net asset value at a future date.

What happens if I tender my shares and the net asset value on the date of determination of the tender price is lower than the then current market price per share on the NYSE?

•	You would receive less money for your shares than if you had sold them on the NYSE.

How do I tender my shares?

•	If your shares are registered in your name, you should obtain the tender offer materials, including the Offer to Purchase and the related Letter of Transmittal, read them, and if you should decide to tender, complete a Letter of Transmittal and submit any other documents required by the Letter of Transmittal. These materials must be received by Computershare Trust Company, N.A., the Depositary, in proper form before 12:00 Midnight Eastern Time on June 23, 2006 (unless the tender offer is extended by the Fund in which case the new deadline will be as stated in the public announcement of the extension). If your shares are held by a broker, dealer, commercial bank, trust company or other nominee (e.g., in “street name”), you should contact that firm to obtain the package of information necessary to make your decision, and you can only tender your shares by directing that firm to complete, compile and deliver the necessary documents for submission to the Depositary by June 23, 2006 (or if the offer is extended, the expiration date as extended). See Section 4.

Is there any cost to me to tender?

•	There is a $25.00 processing fee per tendering stockholder. A tender will not be a proper one unless a check payable to Computershare Trust Company, N.A. for this fee accompanies the tender documents submitted to Computershare Trust Company, N.A. The processing fee will be refunded only if no shares tendered are purchased pursuant to the offer. Your broker, dealer, commercial bank, trust company or other nominee may charge you fees according to its individual policies. See the Letter of Transmittal.

May I withdraw my shares after I have tendered them and, if so, by when?

•	Yes, you may withdraw your shares at any time prior to 5:00 P.M. Eastern Time on June 27, 2006 (or if the offer is extended, at any time prior to 5:00 P.M. Eastern Time on the second day on which the NYSE is open for trading after the new expiration date). Withdrawn shares may be re-tendered by following the tender procedures before the offer expires (including any extension period). In addition, if shares tendered have not by then been accepted for payment, you may withdraw your tendered shares at any time after July 24, 2006. See Section 5.

How do I withdraw tendered shares?

•	A notice of withdrawal of tendered shares must be timely received by Computershare Trust Company, N.A., which specifies the name of the stockholder who tendered the shares, the number of shares being withdrawn (which must be all of the shares tendered) and, as regards share certificates which represent tendered shares that have been delivered or otherwise identified to Computershare Trust Company, N.A., the name of the registered owner of such shares if different than the person who tendered the shares. See Section 5.

May I place any conditions on my tender of shares?

•	No.

Is there a limit on the number of shares I may tender?

•	No. Also, your tender will be proper only if you tender all Fund shares you own or which you are considered to own under specified federal tax rules. See Sections 1 and 14.

What if more than 1,078,616 shares are tendered (and not timely withdrawn)?

•

The Fund will purchase duly tendered shares from tendering stockholders pursuant to the terms and conditions of the tender offer on a pro rata basis (disregarding fractions) in accordance with the number of shares tendered by each stockholder (and not timely withdrawn), unless the Fund determines not to purchase any shares. The Fund’s present intention, if the tender offer is oversubscribed, is not to purchase more than 1,078,616 shares. See Section 1.

If I decide not to tender, how will the tender offer affect the Fund shares I hold?

•	Your percentage ownership interest in the Fund will increase after completion of the tender offer. See Section 11.

Does the Fund have the financial resources to make payment?

•	Yes.

If shares I tender are accepted by the Fund, when will payment be made?

•	It is contemplated, subject to change, that payment for tendered shares, if accepted, will be made on or about July 5, 2006. See Section 6.

Is my sale of shares in the tender offer a taxable transaction?

•	For most stockholders, yes. All U.S. stockholders, other than those who are tax-exempt, who sell shares in the tender offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the cash they receive for the shares sold and their adjusted basis in the shares. The sale date for tax purposes will be the date the Fund accepts shares for purchase. See Section 14 for details, including the nature of the income or loss and the differing rules for U.S. and non-U.S. stockholders. Please consult your tax advisor as well.

Is the Fund required to complete the tender offer and purchase all shares tendered up to the number of shares tendered for?

•	Under most circumstances, yes. There are certain circumstances, however, in which the Fund will not be required to purchase any shares tendered as described in Section 3.

Is there any reason shares tendered would not be accepted?

•	In addition to those circumstances described in Section 3 in which the Fund is not required to accept tendered shares, the Fund has reserved the right to reject any and all tenders determined by it not to be in appropriate form. Tenders will be rejected if all shares actually and constructively (as determined under the Internal Revenue Code) owned by the tendering stockholder are not tendered or if the tender does not include original signature(s) or the original of any required signature guarantee(s).

How will tendered shares be accepted for payment?

•	Properly tendered shares, up to the number tendered for, will be accepted for payment by a determination of the Fund’s Board of Directors followed by notice of acceptance to Computershare Trust Company, N.A. which is thereafter to make payment as directed by the Fund with funds to be deposited with it by the Fund. See Section 6.

What action need I take if I decide not to tender my shares?

•	None.

Does management encourage stockholders to participate in the tender offer, and will they participate in the tender offer?

•	No. Neither the Fund, its Board of Directors nor the Fund’s investment adviser is making any recommendation to tender or not to tender shares in the tender offer. No director or officer of the Fund intends to tender shares. See Section 10.

Will this be my last opportunity to tender shares to the Fund?

•	Under the terms of the Fund’s original prospectus undertaking, the Fund is also to conduct a tender offer during each year after 2006, subject to a policy that the Fund would not proceed with a tender offer in a particular year if Fund shares have traded on the NYSE during a specified 12 week period (the “Measurement Period”) at an average price at or above their net asset value (“NAV”) or at an average discount from NAV of less than 3%, determined on the basis of the average market price per share and discounts as of the last trading day in each week. The Measurement Period is required to commence on a date designated by the Fund’s Board of Directors which shall be no later than the end of the first calendar quarter of that year. Pursuant to the undertaking, the Fund may, but is not required to, conduct other tender offers. See Section 2.

How do I obtain information?

•	Questions and requests for assistance or requests for additional copies of the Offer to Purchase, the Letter of Transmittal and all other tender offer documents should be directed to Georgeson Shareholder Communications Inc., the Information Agent for the tender offer, at 1-212-440-9800 (Bankers and Brokers) or 1-866-316-4348 (all others). If you do not own shares directly, you should obtain this information and the documents from your broker, dealer, commercial bank, trust company or other nominee, as appropriate.

1.	Price; Number of Shares	7

2.	Purpose of the Offer; Plans or Proposals of the Fund	7

3.	Certain Conditions of the Offer	8

4.	Procedures for Tendering Shares	9

	a. Proper Tender of Shares	9

	b. Signature Guarantees and Method of Delivery	9

	c. Dividend Reinvestment Plan	10

	d. Book-Entry Delivery	10

	e. Guaranteed Delivery	10

	f. Determinations of Validity	11

	g. United States Federal Income Tax Withholding	11

5.	Withdrawal Rights	12

6.	Payment for Shares	12

7.	Source and Amount of Funds	13

8.	Price Range of Shares; Dividends/Distributions	14

9.	Selected Financial Information	14

10.	Interest of Directors, Executive Officers and Certain Related Persons	16

11.	Certain Effects of the Offer	17

12.	Certain Information about the Fund	17

13.	Additional Information	17

14.	Certain United States Federal Income Tax Consequences	19

15.	U.S. Stockholders	19

16.	Amendments; Extension of Tender Period; Termination	20

17.	Miscellaneous	21

Exhibit A: Audited Financial Statements of the Fund for the Fiscal Years ended September 30, 2005 and September 30, 2004		22

1.  Price; Number of Shares.  Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment and purchase for cash up to 1,078,616 of its issued and outstanding Shares that are properly tendered prior to 12:00 Midnight Eastern Time on June 23, 2006 (and not withdrawn in accordance with Section 5). The Fund reserves the right to amend, extend or terminate the Offer. See Sections 3 and 15. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section 3. The later of June 23, 2006 or the latest date to which the Offer is extended is hereinafter called the “Expiration Date.” The purchase price of the Shares will be their NAV per Share determined as of the close of the regular trading session of the NYSE on the first day which the NYSE is open for trading after the Expiration Date. The Fund will not pay interest on the purchase price under any circumstances. The NAV as of the close of the regular trading session of the NYSE on May 23, 2006 was $7.99 per Share. During the pendency of the Offer, current NAV quotations can be obtained from the Information Agent by calling (866) 316-4348 between the hours of 9:00 a.m. and 8:00 p.m. Eastern Time, Monday through Friday (except holidays).

The Offer is being made to all Stockholders and is not conditioned upon Stockholders tendering in the aggregate any minimum number of Shares. Pursuant to the Fund’s Prospectus dated October 22, 1993 (the “Prospectus”), however, a Stockholder wishing to accept the Offer is required to tender all (but not less than all) Shares owned by the Stockholder and all Shares attributed to the Stockholder for federal income tax purposes under Section 318 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date of purchase of Shares by the Fund pursuant to the Offer. See Section 14 concerning the tax consequences of tendering Shares.

If more than 1,078,616 Shares are duly tendered pursuant to the Offer (and not withdrawn as provided in Section 5), unless the Fund determines not to purchase any Shares, the Fund will purchase Shares from tendering Stockholders, in accordance with the terms and conditions specified in the Offer, on a pro rata basis (disregarding fractions), in accordance with the number of Shares duly tendered by or on behalf of each Stockholder (and not so withdrawn). If Shares duly tendered by or on behalf of a Stockholder include Shares held pursuant to the Fund’s Dividend Reinvestment Plan, the proration will be applied first with respect to other Shares tendered and only thereafter, if and as necessary, with respect to Shares held pursuant to that Plan.

On May 19, 2006, there were 21,572,318 Shares issued and outstanding, and there were 11,504 holders of record of Shares. Certain of these holders of record were brokers, dealers, commercial banks, trust companies and other institutions that held Shares in nominee name on behalf of multiple beneficial owners.

2.  Purpose of the Offer; Plans or Proposals of the Fund.  The purpose of the Offer is to fulfill an undertaking made in connection with the initial public offering of the Shares, as set forth in the Fund’s Prospectus. In the Prospectus, the Fund indicated that, in recognition of the possibility that the Shares might trade at a discount to NAV, the Fund’s Board of Directors (the “Board of Directors” or the “Board”) had determined that it would be in the interest of Stockholders to take action to attempt to reduce or eliminate a market value discount from NAV.

In this regard, in the Prospectus, the Fund undertook to conduct a tender offer for Shares during the second quarter of 1995 and each year thereafter subject to a policy that the Fund would not proceed with the tender offer in a particular year if Shares have traded on the principal securities exchange where Shares are listed (at present the NYSE) at an average price at or above NAV or at an average discount from NAV of less than 3% determined on the basis of the average market prices per Share and discounts as of the last trading day in each week (a “weekly valuation day”) during a period of 12 calendar weeks of the relevant year (the “Measurement Period”). The Measurement Period is required to commence on a date designated by the Fund’s Board of Directors which shall be no later than the end of the first calendar quarter of that year. At the February 7-9, 2006 Regular Meeting, the Board fixed as the Measurement Period for purposes of determining whether a mandatory tender offer was required to be conducted during the second quarter of 2006, the 12 weeks ended May 19, 2006. The average trading price of the Shares on the weekly valuation days during the Measurement Period was approximately $7.37 per Share, and the average NAV per Share on the same days was approximately $8.16, reflecting an average discount of 9.71%. Accordingly, the Fund is conducting the Offer.

In addition to tender offers pursuant to the above-described undertaking, the Board considers from time to time more frequent tender offers for Shares and may consider other steps to reduce or eliminate the Fund’s market value discount from NAV such as open market repurchases of Shares. There can be no assurance that the Board will authorize any such action. There can also be no assurance that the Offer, other Share tender offers, Share repurchases or other steps will result in the Shares trading at a price that approximates or is equal to their NAV. The market price of the Shares will be determined by, among other things, the relative demand for and supply of Shares in the market, the Fund’s investment performance, the Fund’s dividends and yield, and investor perception of the Fund’s overall attractiveness as an investment as compared with other investment alternatives.

Except as set forth above, as referred to in Section 7 or the last paragraph of Section 10, or in connection with the operation of the Fund’s Dividend Reinvestment Plan, the Fund does not have any present plans or proposals and is not engaged in any negotiations that relate to or would result in (a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund or any of its subsidiaries; (b) other than in connection with transactions in the ordinary course of the Fund’s operations and for purposes of funding the Offer, any purchase, sale or transfer of a material amount of assets of the Fund or any of its subsidiaries; (c) any material change in the Fund’s present dividend rate or policy, or indebtedness or capitalization of the Fund; (d) any change in the composition of the Board or management of the Fund, including, but not limited to, any plans or proposals to change the number or the term of members of the Board, to fill any existing vacancies on the Board or to change any material term of the employment contract of any executive officer; (e) any other material change in the Fund’s corporate structure or business, including any plans or proposals to make any changes in the Fund’s investment policy for which a vote would be required by Section 13 of the Investment Company Act of 1940, as amended (the “1940 Act”); (f) any class of equity securities of the Fund to be delisted from a national securities exchange or to cease to be authorized to be quoted in an automated quotations system operated by a national securities association; (g) any class of equity securities of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act or 1934, as amended (the “Exchange Act”); (h) the suspension of the Fund’s obligation to file reports pursuant to Section 15(d) of the Exchange Act; (i) the acquisition by any person of additional securities of the Fund, or the disposition of securities of the Fund; or (j) any changes in the Fund’s charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of the Fund.

3.  Certain Conditions of the Offer.  Notwithstanding any other provision of the Offer or the Prospectus, the announced policy of the Board, which may be changed by the Board, is that the Fund will not purchase Shares pursuant to the Offer if (a) such transaction, if consummated, would (i) result in the delisting of the Shares from the NYSE (the NYSE having advised the Fund that it would consider delisting if the aggregate market value of the outstanding publicly held Shares is less than $5,000,000, the number of publicly held Shares falls below 600,000 or the number of round-lot holders falls below 1,200) or (ii) impair the Fund’s status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the corporate level in addition to the taxation of Stockholders who receive dividends from the Fund); (b) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objective and policies in order to purchase Shares tendered pursuant to the Offer; (c) there is any (i) material legal action or proceeding instituted or threatened which challenges, in the Board’s judgment, the Offer or otherwise materially adversely affects the Fund, (ii) suspension of or limitation on prices for trading securities generally on the NYSE or any foreign exchange on which portfolio securities of the Fund are traded, (iii) declaration of a banking moratorium by Federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or in a foreign country which is material to the Fund, (iv) limitation which affects the Fund or the issuers of its portfolio securities imposed by Federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currencies, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any foreign country that is material to the Fund, or (vi) other event or condition which, in the Board’s judgment, would have a material adverse effect on the Fund or its Stockholders if Shares tendered pursuant to the Offer were purchased; or (d) the Board determines that effecting the transaction would constitute a breach of their fiduciary duty owed the Fund or its stockholders. The Board may modify these conditions in light of experience.

The foregoing conditions are for the Fund’s sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its reasonable judgment. The Fund’s failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 3 shall be final and binding.

The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. See Section 15.

4.  Procedures for Tendering Shares.

a.  Proper Tender of Shares.  For Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal bearing original signature(s) and the original of any required signature guarantee(s), all Shares actually, or as determined under Section 318 of the Code constructively, owned by the tendering Stockholder (see Sections 1 and 14) (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal and the Processing Fee must be received by the Depositary at the appropriate address set forth on page 2 of this Offer before 12:00 Midnight Eastern Time on the Expiration Date. Letters of Transmittal and certificates representing tendered Shares should not be sent or delivered to the Fund. Stockholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that firm to effect a tender on their behalf.

Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, directly or indirectly, to tender Shares in a partial tender offer for such person’s own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a net long position equal to or greater than the amount tendered in (a) Shares and will deliver or cause to be delivered such Shares for the purpose of tender to the Fund within the period specified in the Offer, or (b) an equivalent security and, upon the acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering Stockholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering Stockholder’s representation that the Stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Shares complies with Rule 14e-4.

b.  Signature Guarantees and Method of Delivery.  No signature guarantee is required if (a) the Letter of Transmittal is signed by the registered holder(s) (including, for purposes of this document, any participant in The Depository Trust Company (“DTC”) book-entry transfer facility whose name appears on DTC’s security position listing as the owner of Shares) of the Shares tendered thereby, unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal or (b) the Shares tendered are tendered for the account of a firm (an “Eligible Institution”) which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Shares tendered without alteration, enlargement or any change whatsoever.

If any of the Shares tendered thereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any of the tendered Shares are registered in different names (including Shares constructively owned by the tendering Stockholder as determined under Section 318 of the Code which must also be tendered—see Sections 1 and 14), it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If the Letter of Transmittal or any certificates for Shares tendered or stock powers relating to Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted therewith, no endorsements of certificates or separate stock powers with respect to such Shares are required unless payment is to be made to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Section 6.

c.  Dividend Reinvestment Plan.  Computershare Trust Company, N.A., the Fund’s Transfer Agent, holds Shares in uncertificated form for certain Stockholders pursuant to the Fund’s Dividend Reinvestment Plan. In addition to tendering all of their other Shares, Stockholders wishing to accept the Offer must tender all such uncertificated Shares. See Section 1 concerning the manner in which any necessary proration will be made.

d.  Book-Entry Delivery.  The Depositary has established an account with respect to the Shares at DTC for purposes of the Offer. Any financial institution that is a participant in the DTC system may make book-entry delivery of tendered Shares by causing DTC to transfer such Shares into the Depositary’s account at DTC in accordance with DTC’s procedures for such transfers. However, although delivery of Shares may be effected through book-entry transfer into the Depositary’s account at DTC, a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s), or an Agent’s Message (as defined below) in connection with a book-entry transfer, any other documents required by the Letter of Transmittal and the Processing Fee, must in any case be received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date at one of its addresses set forth on page 2 of this Offer, or the tendering Stockholder must comply with the guaranteed delivery procedures described below.

The term “Agent’s Message” means a message from DTC transmitted to, and received by, the Depositary forming a part of a timely confirmation of a book-entry transfer of Shares (a “Book-Entry Confirmation”) which states that (a) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (b) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal, and (c) the Fund may enforce such agreement against the DTC participant.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Depositary.

e.  Guaranteed Delivery.  Notwithstanding the foregoing, if a Stockholder desires to tender Shares pursuant to the Offer and the certificates for the Shares to be tendered are not immediately available, or time will not permit the Letter of Transmittal and all documents required by the Letter of Transmittal to reach the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date, or a Stockholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such Stockholder’s Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

(i)  the tender is made by or through an Eligible Institution; and

(ii)  a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Fund is received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date; and

(iii)  the certificates for all such tendered Shares, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, as the case may be, together with a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s) (or, in the case of a book-entry transfer, an Agent’s Message), any documents required by the Letter of Transmittal and the Processing Fee, are

received by the Depositary prior to 5:00 P.M. Eastern Time on the second NYSE trading day after the date of execution of the Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the Stockholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause their Shares tendered (in proper certificated or uncertificated form), the Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s), and any other documents required by the Letter of Transmittal and the Processing Fee, to be timely delivered. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates evidencing such Shares or a Book-Entry Confirmation of the delivery of such Shares (if available), a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s) or, in the case of a book-entry transfer, an Agent’s Message, any other documents required by the Letter of Transmittal and the Processing Fee.

f.  Determinations of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or not accompanied by the Processing Fee or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or Stockholder(s). The Fund’s interpretations of the terms and conditions of the Offer shall be final and binding.

NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT ADVISER, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

g.  United States Federal Income Tax Withholding.  To prevent the imposition of U.S. federal backup withholding tax equal to 28% of the gross payments made pursuant to the Offer, prior to such payments each Stockholder accepting the Offer who has not previously submitted to the Fund a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (“Form W-9”) (for U.S. Stockholders) or IRS Form W-8BEN (“Form W-8BEN”) (or, if appropriate, Form W-8IMY (“Form W-8IMY”)) (for non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Depositary. See Section 14.

Under certain circumstances (see Section 14), the Depositary will withhold a tax equal to 30% of the gross payments payable to a non-U.S. Stockholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding tax does not exempt a non-U.S. Stockholder from the 30% withholding tax.) For this purpose, a “Non-U.S. Stockholder”, is, in general, a Stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. The Depositary will determine a Stockholder’s status as a Non-U.S. Stockholder and the Stockholder’s eligibility for a reduced rate of, or an exemption from, withholding by reference to any outstanding certificates or statements concerning such eligibility, unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Stockholder that has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such Stockholder may be eligible should consider doing so in order to avoid over-withholding. See Section 14.

5.  Withdrawal Rights.  At any time prior to 5:00 P.M. Eastern Time on the second day on which the NYSE is open for trading after the Expiration Date, and, if the Shares have not by then been accepted for payment by the Fund, at any time after July 24, 2006, any Stockholder may withdraw all, but not less than all, of the Shares that the Stockholder has tendered.

To be effective, a written notice of withdrawal of Shares tendered must be timely received by the Depositary at the appropriate address set forth on page 2 of this Offer. Stockholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (781) 380-3388, and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day. Any notice of withdrawal must specify the name(s) of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn (which may not be less than all of the Shares tendered by the Stockholder-see Sections 1 and 14) and, if one or more certificates representing such Shares have been delivered or otherwise identified to the Depositary, the name(s) of the registered owner(s) of such Shares as set forth in such certificate(s) if different from the name(s) of the person tendering the Shares. If one or more certificates have been delivered to the Depositary, then, prior to the release of such certificate(s), the certificate number(s) shown on the particular certificate(s) evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer. Withdrawn Shares, however, may be re-tendered by following the procedures described in Section 4 prior to 12:00 Midnight Eastern Time on the Expiration Date. Except as otherwise provided in this Section 5, tenders of Shares made pursuant to the Offer will be irrevocable.

NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT ADVISER, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL, NOR SHALL ANY OF THEM INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

6.  Payment for Shares.  For purposes of the Offer, the Fund will be deemed to have accepted for payment and purchased Shares that are tendered (and not withdrawn in accordance with Section 5 pursuant to the Offer) when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. Under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price therefor with the Depositary, which will make payment to Stockholders promptly as directed by the Fund. The Fund will not pay interest on the purchase price under any circumstances.

In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a Letter of Transmittal properly completed and bearing original signature(s) and any required signature guarantee(s), (b) such Shares (in proper certificated or uncertificated form), (c) any other documents required by the Letter of Transmittal, and (d) the Processing Fee. Stockholders may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the tendering Stockholder. The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 3.

Any tendering Stockholder or other payee who has not previously submitted a correct, completed and signed Form W-8BEN (or, if appropriate, Form W-8IMY) or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8BEN (or, if appropriate, Form W-8IMY) or Substitute Form W-9 in the Letter of Transmittal and provide that form to the Depositary, may be subject to federal backup withholding tax of 28% of the gross proceeds paid to such Stockholder or other payee pursuant to the Offer. See Section 14 regarding this tax as well as possible withholding at the rate of 30% (or lower applicable treaty rate) on the gross proceeds payable to tendering Non-U.S. Stockholders.

7.  Source and Amount of Funds.  The total cost to the Fund of purchasing 1,078,616 of its issued and outstanding Shares pursuant to the Offer would be $8,618,142 (based on a price per Share of $7.99, the NAV as of the close of the regular trading session of the NYSE on May 23, 2006). On May 23, 2006, the aggregate value of the Fund’s net assets was $172,448,166.

To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will first be derived from any cash on hand and then from the proceeds from the sale of portfolio securities held by the Fund. The selection of which portfolio securities to sell, if any, will be made by the Investment Adviser, taking into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. The Fund reserves the right to finance a portion of the Offer through temporary borrowing.

The purchase of Shares by the Fund will decrease the net assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio. In addition, the purchases may have an adverse effect on the Fund’s investment performance.

Because the Fund may sell portfolio securities to raise cash for the purchase of Shares, during the pendency of the Offer, and possibly for a short time thereafter, the Fund may hold a greater than normal percentage of its assets in cash and cash equivalents, which would tend to decrease the Fund’s net income. As of May 23, 2006, cash and cash equivalents constituted approximately 2.0% of the Fund’s total assets.

Under some market circumstances, it may be necessary for the Fund to raise cash by liquidating portfolio securities in a manner that could reduce the market value of such securities and, thus, reduce both the NAV of the Shares and the proceeds from the sale of such securities. Liquidating portfolio securities, if necessary, may also lead to the premature disposition of portfolio investments and additional transaction costs. Depending upon the timing of such sales, any such decline in NAV may adversely affect any tendering Stockholders whose Shares are accepted for purchase by the Fund, as well as those Stockholders who do not sell Shares pursuant to the Offer. Stockholders who retain their Shares may be subject to certain other effects of the Offer. See Section 11.

8.  Price Range of Shares; Dividends/Distributions.  The following table sets forth, for the periods indicated, the high and low NAVs per Share and the high and low closing sale prices per Share as reported on the NYSE Composite Tape, and the amounts of cash dividends/distributions per Share paid during such periods.

	Net Asset Value		Market Price		Dividends/ Distributions
	High	Low	High	Low
Fiscal Year (ending September 30)
2004
1st Quarter	8.04	7.61	8.49	7.82	.2125
2nd Quarter	8.29	7.95	8.58	8.02	.2600
3rd Quarter	8.11	7.12	8.56	6.87	.2025
4th Quarter	7.93	7.43	8.24	7.66	.1240

2005
1st Quarter	8.19	7.87	8.03	7.73	.1695
2nd Quarter	8.27	7.84	7.98	7.34	.1695
3rd Quarter	8.20	7.83	7.84	7.51	.1695
4th Quarter	8.29	8.11	8.09	7.68	.1645

2006
1st Quarter	8.28	7.98	7.75	7.14	.1545
2nd Quarter	8.37	8.19	7.74	7.35	.1545
3rd Quarter (as of May 10, 2006)	8.21	8.10	7.45	7.18	.0930

As of the close of business on May 19, 2006, the Fund’s NAV was $8.03 per Share, and the high, low and closing prices per Share on the NYSE on that date were $7.17, $7.12 and $7.14, respectively. During the pendency of the Offer, current NAV quotations can be obtained by contacting the Depositary in the manner indicated in Section 1.

The tendering of Shares, unless and until Shares tendered are accepted for payment and purchase, will not affect the record ownership of any such tendered Shares for purposes of entitlement to any dividends payable by the Fund.

9.  Selected Financial Information.  Set forth below is a summary of selected financial information for the Fund as of and for the fiscal years ended September 30, 2005 and September 30, 2004. The information with respect to the two fiscal years has been excerpted from the Fund’s audited financial statements contained in its Annual Reports to Stockholders for these years. The two audited statements are included as Exhibit A to this Offer to Purchase. The summary of selected financial information set forth below is qualified in its entirety by reference to such statements and the financial information, the notes thereto and related matter contained therein.

SUMMARY OF SELECTED FINANCIAL INFORMATION

For the Period Indicated Below

	Year Ended September 30, 2005	Year Ended September 30, 2004
	(Audited)	(Audited)
STATEMENT OF ASSETS AND LIABILITIES
(AT END OF PERIOD)
Total assets	$222,349,755	$229,737,177
Total liabilities	$43,789,555	$51,001,685
Net assets	$178,560,200	$178,735,492
Net asset value per Share	$8.28	$7.87
Shares outstanding	21,572,318	22,697,719

STATEMENT OF OPERATIONS
Investment income	$17,292,892	$19,723,717
Expenses	2,703,048	2,544,505
Net investment income	14,589,844	17,179,212
Net gain (loss) on investment transactions	9,587,204	5,218,642
Net increase (decrease) in net assets from operations	$24,177,048	$22,397,854

SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT EACH PERIOD
Income From Investment Operations
Net investment income (a)	$0.65	$0.76
Net realized and unrealized gain (loss) on investment and option transactions	0.43	0.23

Net increase (decrease) in net asset value from operations	1.08	0.99

Dividends and Distributions
Dividends from net investment income	(0.67)	(0.80)
Total dividends and distributions	(0.67)	(0.80)

Net asset value, end of period	$8.28	$7.87

Market value, end of period	$7.74	$7.87

RATIOS
Expenses to average net assets	1.49%	1.44%
Expenses to average net assets excluding interest expense	1.13%	1.15%
Net investment income to average net assets	8.06%	9.76%

TOTAL INVESTMENT RETURN
Total investment return based on: (b)	7.10%	6.91%
Market value	14.57%	13.45%
Net asset value

(a)	Based on average shares outstanding
(b)	Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Generally, total investment return based on net asset value will be higher than the total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on the net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one full year is not annualized.

10.  Interest of Directors, Executive Officers and Certain Related Persons.  The directors and executive officers of the Fund and the aggregate number and percentage of the Shares each of them beneficially owns is set forth in the table below. The address of each of them is in care of the Fund at 1345 Avenue of the Americas, New York, New York 10105, Telephone: (212) 969-1000. It is the policy of the Boards of Directors of all registered investment companies to which the Investment Adviser provides investment advisory services, including the Fund, (collectively, the “AllianceBernstein Fund Complex”) that each Director will invest specified minimum amounts and an overall total of at least $150,000 in shares of investment companies, within the AllianceBernstein Fund Complex. As of May 19, 2006, the directors of the Fund as a group beneficially owned less than 1% of the Shares. As of May 19, 2006 the Investment Adviser owned 0 Shares.

Name and Position	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Mark O. Mayer, President and Director	0	0%
Philip J. Kirstein, Senior Vice President and Independent Compliance Officer	0	0%
Paul J. DeNoon, Vice President	0	0%
Gershon Distenfeld, Vice President	0	0%
Mark A. Hamilton, Vice President	0	0%
Emilie D. Wrapp, Secretary	0	0%
Vincent S. Noto, Controller	0	0%
Mark D. Gersten, Treasurer and Chief Financial Officer	0	0%
William H. Foulk, Jr., Chairman and Director	500.0023%
D. James Guzy, Director	0	0%
David H. Dievler, Director	0	0%
John H. Dobkin, Director	0	0%
Michael J. Downey, Director	0	0%
Marshall C. Turner, Director	0	0%

Pursuant to an Advisory Agreement dated as of October 22, 1993 with the Investment Adviser (a copy of which is incorporated by reference as an exhibit to Schedule TO filed with the Securities and Exchange Commission-See Section 13), the Fund employs the Investment Adviser to manage the investment and reinvestment of the assets of the Fund. The Investment Adviser, whose business address and telephone numbers are 1345 Avenue of the Americas, New York, New York 10105 and (212) 969-1000, has been the Fund’s investment adviser since the Fund’s commencement of operations. For services provided by the Investment Adviser under the Investment Advisory Agreement, the Fund pays the Investment Adviser a fee computed and paid monthly in arrears on the last day of each calendar month at an annualized rate of .75% of the Fund’s average weekly net assets. For purposes of calculating this fee, average weekly net assets are determined on the basis of the Fund’s average net assets for each weekly period (ending on Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a Fund business day, the calculation is determined with reference to the net assets of the Fund on the Fund business day immediately preceding such Friday. During the fiscal years ended September 30, 2005 and September 30, 2004, the Fund paid to the Investment Adviser fees totaling $1,356,862 and $1,320,701, respectively, pursuant to the Investment Advisory Agreement.

During the past sixty days, there have not been any transactions involving Shares that were effected by the Fund. Based upon the Fund’s records and upon information provided to the Fund, there have not been any transactions in Shares that were effected during such period by any director or executive officer of the Fund, any person controlling the Fund, any director or executive officer of any corporation or other person ultimately in control of the Fund, any associate or minority-owned subsidiary of the Fund or any executive officer or director of any subsidiary of the Fund. Based upon information provided or available to the Fund, no director, officer or affiliate of the Fund intends to tender Shares pursuant to the Offer. The Offer does not, however, restrict the purchase of Shares pursuant to the Offer from any such person.

11.  Certain Effects of the Offer.  The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Stockholders who do not tender Shares. All Stockholders remaining after the Offer will be subject to any increased risks associated with the reduction in the number of outstanding Shares and the reduction in the Fund’s assets resulting from payment for the tendered Shares, such as any greater volatility due to decreased portfolio diversification and proportionately higher expenses. Under certain circumstances, the need to raise cash in connection with the purchase of Shares pursuant to the Offer may have an adverse effect on the Fund’s NAV and/or income per Share. See Section 7. All Shares purchased by the Fund pursuant to the Offer will be retired and thereafter will be authorized and unissued Shares.

12.  Certain Information about the Fund.  The Fund was incorporated in Maryland on August 10, 1993 and is registered as a non-diversified, closed-end management investment company under the 1940 Act. The Fund’s primary investment objective is to seek high current income. Its secondary investment objective is capital appreciation. In seeking to achieve these objectives, the Fund invests at least 35% of its total assets in U.S. corporate fixed income securities. The balance of the Fund’s investment portfolio is invested in (a) fixed income securities issued or guaranteed by foreign governments, including participations in loans between foreign governments and financial institutions, and interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued or guaranteed by foreign governments and (b) non-U.S. corporate fixed income securities. Substantially all of the Fund’s assets are to be invested in high yield, high risk securities that are low-rated (i.e., below investment grade), or of comparable quality and unrated, and that are considered to be predominately speculative as regards the issuer’s capacity to pay interest and repay principal. The Fund is permitted to invest up to 50% of its total assets in securities that are not readily marketable.

Reference is made to Sections 2, 8 and 9 and to the financial statements referred to in Section 9.

The principal executive office and business address of the Fund is located at 1345 Avenue of the Americas, New York, New York 10105. The Fund’s business telephone number is (212) 969-1000.

13.  Additional Information.  As has been previously reported, the staff of the U.S. Securities and Exchange Commission (“SEC”) and the Office of the New York Attorney General (“NYAG”) have been investigating practices in the mutual fund industry identified as “market timing” and “late trading” of mutual fund shares. Certain other regulatory authorities have also been conducting investigations into these practices within the industry and have requested that the Investment Adviser provide information to them. The Investment Adviser has been cooperating and will continue to cooperate with all of these authorities. The shares of the Fund are not redeemable by the Fund, but are traded on an exchange at prices established by the market. Accordingly, the Fund and its shareholders are not subject to the market timing and late trading practices that are the subject of the investigations mentioned above or the lawsuits described below. Please see below for a description of the agreements reached by the Investment Adviser and the SEC and NYAG in connection with the investigations mentioned above.

Numerous lawsuits have been filed against the Investment Adviser and certain other defendants in which plaintiffs make claims purportedly based on or related to the same practices that are the subject of the SEC and NYAG investigations referred to above. Some of these lawsuits name the Fund as a party. The lawsuits are now pending in the United States District Court for the District of Maryland pursuant to a ruling by the Judicial Panel on Multidistrict Litigation transferring and centralizing all of the mutual funds involving market and late trading in the District of Maryland. Management of the Investment Adviser believes that these private lawsuits are not likely to have a material adverse effect on the results of operations or financial condition of the Fund. On December 18, 2003, the Investment Adviser confirmed that it had reached terms with the SEC and the NYAG for the resolution of regulatory claims relating to the practice of “market timing” mutual fund shares in some of the AllianceBernstein Mutual Funds. The agreement with the SEC is reflected in an Order of the Commission (“SEC Order”). The agreement with the NYAG is memorialized in an Assurance of Discontinuance dated September 1, 2004 (“NYAG Order”). Among the key provisions of these agreements are the following: (i) The Investment Adviser agreed to establish a $250 million fund (the “Reimbursement Fund”) to compensate mutual fund shareholders for the adverse effects of market timing attributable to market timing relationships described in the SEC Order. According to the SEC Order, the Reimbursement Fund is to be paid, in order of priority, to fund investors based on

(i) their aliquot share of losses suffered by the fund due to market timing, and (ii) a proportionate share of advisory fees paid by such fund during the period of such market timing;

(ii)  The Investment Adviser agreed to reduce the advisory fees it receives from some of the AllianceBernstein long-term, open-end retail funds, commencing January 1, 2004, for a period of at least five years; and

(iii)  The Investment Adviser agreed to implement changes to its governance and compliance procedures. Additionally, the SEC Order contemplates that the Investment Adviser’s registered investment company clients, including the Fund, will introduce governance and compliance changes.

The shares of the Fund are not redeemable by the Fund, but are traded on an exchange at prices established by the market. Accordingly, the Fund and its shareholders are not subject to the market timing practices described in the SEC Order and are not expected to participate in the Reimbursement Fund. Since the Fund is a closed-end fund, it will not have its advisory fee reduced pursuant to the terms of the agreements mentioned above.

On February 10, 2004, the Investment Adviser received (i) a subpoena duces tecum from the Office of the Attorney General of the State of West Virginia and (ii) a request for information from West Virginia’s Office of the State Auditor, Securities Commission (the “West Virginia Securities Commission”) (together, the “Information Requests”). Both Information Requests require the Investment Adviser to produce documents concerning, among other things, any market timing or late trading in the Investment Adviser’s sponsored mutual funds. The Investment Adviser responded to the Information Requests and has been cooperating fully with the investigation.

On April 11, 2005, a complaint entitled The Attorney General of the State of West Virginia v. AIM Advisors, Inc., et al. (“WVAG Complaint”) was filed against the Investment Adviser, Alliance Capital Management Holding L.P. (“Alliance Holding”), and various other defendants not affiliated with the Investment Adviser. The WVAG Complaint was filed in the Circuit Court of Marshall County, West Virginia by the Attorney General of the State of West Virginia. The WVAG Complaint makes factual allegations generally similar to those in certain of the complaints related to the lawsuits discussed above. On May 31, 2005, defendants removed the WVAG Complaint to the United States District Court for the Northern District of West Virginia. On July 12, 2005, plaintiff moved to remand. On October 19, 2005, the WVAG Complaint was transferred to the Mutual fund MDL.

On August 30, 2005, the deputy commissioner of securities of the West Virginia Securities Commission signed a “Summary Order to Cease and Desist, and Notice of Right to Hearing” addressed to the Investment Adviser and Alliance Holding. The Summary Order claims that the Investment Adviser and Alliance Holding violated the West Virginia Uniform Securities Act, and makes factual allegations generally similar to those in the SEC Order and the NYAG Order. The Investment Adviser intends to vigorously defend against the allegations in the WVAG Complaint.

On June 22, 2004, a purported class action complaint entitled Aucoin, et al. v. Alliance Capital Management L.P., et al. (“Aucoin Complaint”) was filed against the Investment Adviser, Alliance Capital Management Holding L.P., Alliance Capital Management Corporation, AXA Financial, Inc., AllianceBernstein Investment Research & Management, Inc., certain current and former directors of the AllianceBernstein Mutual Funds, and unnamed Doe defendants. The Aucoin Complaint names certain of the AllianceBernstein mutual funds as nominal defendants. The Aucoin Complaint was filed in the United States District Court for the Southern District of New York by an alleged shareholder of an AllianceBernstein mutual fund. The Aucoin Complaint alleges, among other things, (i) that certain of the defendants improperly authorized the payment of excessive commissions and other fees from fund assets to broker-dealers in exchange for preferential marketing services, (ii) that certain of the defendants misrepresented and omitted from registration statements and other reports material facts concerning such payments, and (iii) that certain defendants caused such conduct as control persons of other defendants. The Aucoin Complaint asserts claims for violation of Sections 34(b), 36(b) and 48(a) of the Investment Company Act, Sections 206 and 215 of the Advisers Act, breach of common law fiduciary duties, and aiding and abetting breaches of common law fiduciary duties. Plaintiffs seek an unspecified amount of compensatory damages and punitive damages, rescission of their contracts with the Investment Adviser, including recovery of all fees paid to the Investment Adviser pursuant to such contracts, an accounting of all fund-related fees, commissions and soft dollar payments, and restitution of all unlawfully or discriminatorily obtained fees and expenses.

Since June 22, 2004, numerous additional lawsuits making factual allegations substantially similar to those in the Aucoin Complaint were filed against the Investment Adviser and certain other defendants, and others may be filed. On October 19, 2005, the District Court granted in part, and denied in part, defendants’ motion to dismiss the Aucoin Complaint and as a result the only claim remaining is plaintiffs’ Section 36(b). The Investment Adviser believes that these matters are not likely to have a material adverse effect on the Fund or the Investment Adviser’s ability to perform advisory services relating to the Fund.

An Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”) including the exhibits thereto, filed with the Securities and Exchange Commission (the “SEC”), provides certain additional information relating to the Offer, and may be inspected and copied at the prescribed rates at the SEC’s public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Schedule TO and the exhibits are available on the EDGAR Database on the SEC’s Web site at and copies of this information may also be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: or by writing the SEC’s Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

14.  Certain United States Federal Income Tax Consequences.  The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares pursuant to the Offer based on current U.S. federal income tax law, including applicable Treasury regulations and IRS rulings. Each Stockholder is encouraged to consult the Stockholder’s tax advisor for a full understanding of the tax consequences of such a sale, including potential state, local and foreign taxation by jurisdictions of which the Stockholder is a citizen, resident or domiciliary. In view of the requirement of the Offer that a tendering Stockholder must tender, or cause the tender of, both all of the Shares owned by the Stockholder and all of the Shares attributed to the Stockholder under Section 318 of the Code as of the date of purchase of Shares by the Fund pursuant to the Offer, tax advisors should also be consulted regarding the application of the constructive ownership rules of Section 318. In general, Section 318 provides that Shares owned by certain family members of a tendering Stockholder, and by certain entities in which the Stockholder has a direct or indirect interest, are treated as owned by the Stockholder for purposes of determining the federal income tax consequences of a sale of Shares pursuant to the Offer.

15.  U.S. Stockholders.  It is anticipated that Stockholders (other than tax-exempt persons) who are citizens and/or residents of the U.S., corporations, partnerships or other entities created or organized in or under the laws of the U.S. or any political subdivision thereof, estates the income of which is subject to U.S. federal income taxation regardless of the source of such income, and trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust (“U.S. Stockholders”), and who sell Shares pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash they receive pursuant to the Offer and their adjusted tax basis in the Shares sold. The sale date for tax purposes will be the date the Fund accepts Shares for purchase. This gain or loss will be capital gain or loss if the Shares sold are held by the tendering U.S. Stockholder at the time of sale as a capital asset and will be treated as either long-term or short-term if the Shares have been held at that time for more than one year or one year or less, respectively. Any such long-term capital gain realized by a non-corporate U.S. Stockholder will be taxed at a maximum rate of 15%. This U.S. federal income tax treatment, however, is based on the expectation that not all Stockholders will tender their Shares pursuant to the Offer and that the continuing ownership interest in the Fund of tendering Stockholders will be sufficiently reduced. It is therefore possible that the cash received for the Shares purchased would be taxable as a distribution by the Fund, rather than as a gain from the sale of the Shares. In that event, the cash received by a U.S. Stockholder will be taxable as a dividend, i.e., as ordinary income, to the extent of the U.S. Stockholder’s allocable share of the Fund’s current or accumulated earnings and profits, with the excess of the cash received over the portion so taxable constituting a non-taxable return of capital to the extent of the U.S. Stockholder’s tax basis in the Shares sold and with any remaining excess of such cash being treated as either long-term or short-term capital gain from the sale of the Shares depending on how long they were held by the U.S. Stockholder. If cash received by a U.S. Stockholder is taxable as a dividend, the Stockholder’s tax basis in the purchased Shares will be considered transferred to the remaining Shares held by the Stockholder. In the case of a tendering U.S. Stockholder that is a corporation treated as receiving a distribution from the Fund pursuant to the Offer, special basis adjustments may also be applicable with respect to any Shares of such U.S. Stockholder not purchased pursuant to the Offer. Some or all of the distributions from a mutual fund may be treated as “qualified dividend income,” taxable to individuals at the reduced maximum rate of 15%, provided that both the fund and the individual satisfy certain holding period and other requirements. Based upon the investment policies of the Fund, it is expected that only a small portion, if any, of the Fund’s distributions would be treated as “qualified dividend income.”

Under the “wash sale” rules under the Code, a loss recognized on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a U.S. Stockholder acquires Shares within 30 days before or after the date the Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

The Depositary may be required to withhold 28% of the gross proceeds paid to a U.S. Stockholder or other payee pursuant to the Offer unless either: (a) the U.S. Stockholder has completed and submitted to the Depositary a Form W-9 (or Substitute Form W-9), providing the U.S. Stockholder’s employer identification number or social security number as applicable, and certifying under penalties of perjury that: (a) such number is correct; (b) either (i) the U.S. Stockholder is exempt from backup withholding, (ii) the U.S. Stockholder has not been notified by the IRS that the U.S. Stockholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or (iii) the IRS has notified the U.S. Stockholder that the U.S. Stockholder is no longer subject to backup withholding; or (c) an exception applies under applicable law. A Substitute Form W-9 is included as part of the Letter of Transmittal for U.S. Stockholders.

Non-U.S. Stockholders.  The U.S. federal income taxation of a Non-U.S. Stockholder on a sale of Shares pursuant to the Offer depends on whether this transaction is “effectively connected” with a trade or business carried on in the U.S. by the Non-U.S. Stockholder as well as the tax characterization of the transaction as either a sale of the Shares or a distribution by the Fund, as discussed above for U.S. Stockholders. If the sale of Shares pursuant to the Offer is not so effectively connected and if, as anticipated for U.S. Stockholders, it gives rise to gain or loss, any gain realized by a Non-U.S. Stockholder upon the tender of Shares pursuant to the Offer will not be subject to U.S. federal income tax or to any U.S. tax withholding, provided, however, that such a gain will be subject to U.S. federal income tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the Non-U.S. Stockholder is a non-resident alien individual who is physically present in the United States for more than 182 days during the taxable year of the sale. If, however, U.S. Stockholders are deemed to receive a distribution from the Fund with respect to Shares they tender, the cash received by a tendering Non-U.S. Stockholder will also be treated for U.S. tax purposes as a distribution by the Fund, with the cash then being characterized in the same manner as described above for U.S. Stockholders. In such an event, the portion of the distribution treated as a dividend (which would not include the portion of such dividend attributable to certain interest income and certain capital gain income) to the Non-U.S. Stockholder would be subject to a U.S. withholding tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the dividend is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Stockholder. If the amount realized on the tender of Shares by a Non-U.S. Stockholder is so effectively connected, regardless of whether the tender is characterized as a sale or as giving rise to a distribution from the Fund for U.S. federal income tax purposes, the transaction will be treated and taxed in the same manner as if the Shares involved were tendered by a U.S. Stockholder.

Non-U.S. Stockholders should provide the Depositary with a completed Form W-8BEN (or, if appropriate, Form W-8IMY) in order to avoid 28% backup withholding on the cash they receive from the Fund regardless of how they are taxed with respect to their tender of the Shares involved. A copy of Form W-8BEN (or, if appropriate, Form W-8IMY) is provided with the Letter of Transmittal for Non-U.S. Stockholders.

16.  Amendments; Extension of Tender Period; Termination.  The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. Without limiting the manner in which the Fund may choose to make a public announcement of such an amendment, extension or termination, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, except as provided by applicable law (including Rule 14e-1(d) promulgated under the Exchange Act) and by the requirements of the NYSE (including the listing agreement with respect to the Shares).

Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated to, or elects to, extend the Offer, the purchase price for each Share purchased pursuant to the Offer will be the per Share NAV determined as of the close of the regular trading session of the NYSE on the date after the Expiration Date as extended. No Shares will be accepted for payment until on or after the new Expiration Date.

17.  Miscellaneous.  The Offer is not being made to, nor will the Fund accept tenders from, or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not comply with the securities or “blue sky” laws of that jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of, or payment for, Shares in accordance with the Offer would not be in compliance with the laws of such jurisdiction. The Fund, however, reserves the right to exclude Stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund’s behalf by one or more brokers or dealers licensed under the laws of such jurisdiction.

May 26, 2006	ACM MANAGED DOLLAR INCOME FUND, INC.

EXHIBIT A

PORTFOLIO OF INVESTMENTS

September 30, 2005

	Principal Amount (000)	U.S. $ Value

SOVEREIGN DEBT OBLIGATIONS–61.1%

Argentina–4.2%
Republic of Argentina
8.28%, 12/31/33	$2,658	$2,743,421
Republic of Argentina FRN
4.005%, 8/03/12(a)	5,239	4,795,584

		7,539,005

Belize–0.1%
Government of Belize
9.50%, 8/15/12	132	111,540

Brazil–11.1%
Republic of Brazil
8.00%, 1/15/18	2,099	2,214,445
8.25%, 1/20/34	101	101,404
9.25%, 10/22/10	625	702,500
10.50%, 7/14/14	1,238	1,497,980
11.00%, 8/17/40(b)	4,643	5,687,675
12.00%, 4/15/10(b)	1,150	1,408,750
12.75%, 1/15/20(b)	3,069	4,265,910
14.50%, 10/15/09	530	689,000
Republic of Brazil-DCB FRN
Series L
4.313%, 4/15/12(a)	3,292	3,242,314

		19,809,978

Bulgaria–0.2%
Republic of Bulgaria
8.25%, 1/15/15(c)	355	438,958

Colombia–1.3%
Republic of Colombia
10.75%, 1/15/13	237	297,790
11.75%, 2/25/20(b)	1,498	2,084,467

		2,382,257

Dominican Republic–0.7%
Dominican Republic
9.04%, 1/23/18(c)	20	22,043
9.50%, 9/27/11(c)	1,151	1,266,322

		1,288,365

Ecuador–0.2%
Republic of Ecuador
9.00%, 8/15/30(a)(c)	349	329,456

El Salvador–0.7%
Republic of El Salvador
7.625%, 9/21/34(c)	150	166,500
7.65%, 6/15/35(c)	574	598,395
8.50%, 7/25/11(c)	400	457,000

		1,221,895

	Principal Amount (000)	U.S. $ Value

Indonesia–0.7%
Republic of Indonesia
6.75%, 3/10/14(c)	$945	$930,825
7.25%, 4/20/15(c)	376	373,180

		1,304,005

Jamaica–0.2%
Government of Jamaica
10.625%, 6/20/17	357	396,270

Lebanon–0.6%
Lebanese Republic
7.875%, 5/20/11(c)	325	327,437
10.125%, 8/06/08(c)	556	594,086
11.625%, 5/11/16(c)	146	170,017

		1,091,540

Mexico–8.1%
United Mexican States
7.50%, 1/14/12	875	982,188
8.00%, 9/24/22(b)	4,472	5,433,480
8.125%, 12/30/19(b)	5,135	6,226,188
11.375%, 9/15/16(b)	1,296	1,911,600

		14,553,456

Nigeria–0.5%
Central Bank of Nigeria
6.25%, 11/15/20	750	757,500

Panama–1.4%
Republic of Panama
8.875%, 9/30/27	559	690,365
9.375%, 7/23/12	105	127,050
9.375%, 4/01/29	306	388,620
9.625%, 2/08/11	225	268,875
10.75%, 5/15/20	680	947,920

		2,422,830

Peru–2.0%
Republic of Peru
7.35%, 7/21/25	631	668,860
8.375%, 5/03/16	345	403,650
8.75%, 11/21/33(b)	2,005	2,421,038
9.875%, 2/06/15	23	29,383

		3,522,931

Philippines–3.4%
Republic of Philippines
8.875%, 3/17/15(b)	1,888	2,010,720
9.00%, 2/15/13	75	80,363
9.50%, 2/02/30	537	573,248
9.875%, 1/15/19(b)	2,600	2,899,000
10.625%, 3/16/25	364	424,970

		5,988,301

Russia–16.6%
Ministry Finance of Russia
Series V
3.00%, 5/14/08	2,905	2,763,527
Series VII
3.00%, 5/14/11	1,840	1,644,592

	Principal Amount (000)	U.S. $ Value
Russian Federation
5.00%, 3/31/30(a)(c)	$21,972	$25,245,828

		29,653,947

Turkey–3.2%
Republic of Turkey
7.375%, 2/05/25	440	439,560
11.00%, 1/14/13	610	780,190
11.50%, 1/23/12(b)	1,447	1,852,160
11.75%, 6/15/10	883	1,100,660
11.875%, 1/15/30(b)	1,019	1,496,911

		5,669,481

Ukraine–0.7%
Ukraine Government
6.875%, 3/04/11(c)	526	554,272
7.65%, 6/11/13(c)	21	23,132
11.00%, 3/15/07	658	694,569

		1,271,973

Uruguay–1.1%
Republic of Uruguay
7.50%, 3/15/15	93	95,232
7.875%, 1/15/33(g)	1,528	1,505,247
9.25%, 5/17/17	340	381,650

		1,982,129

Venezuela–4.1%
Republic of Venezuela
4.64%, 4/20/11(a)(c)	120	117,996
5.375%, 8/07/10(c)	690	672,060
8.50%, 10/08/14	35	38,850
9.25%, 9/15/27(b)	5,314	6,291,776
10.75%, 9/19/13	208	258,440

		7,379,122

Total Sovereign Debt Securities
(cost $86,590,342)		109,114,939

U.S. CORPORATE DEBT OBLIGATIONS–48.2%

Aerospace & Defense–0.7%
DRS Technologies, Inc.
6.875%, 11/01/13	330	318,450
L-3 Communications Corp.
5.875%, 1/15/15	345	333,787
Sequa Corp.
9.00%, 8/01/09	235	250,275
TD Funding Corp.
8.375%, 7/15/11	410	429,475

		1,331,987

Automotive–1.6%
Asbury Automotive Group, Inc.
8.00%, 3/15/14	211	200,450
Ford Motor Co.
7.45%, 7/16/31	280	218,400
Ford Motor Credit Co.
4.95%, 1/15/08	380	361,622
General Motors Acceptence Corp.
6.875%, 9/15/11	460	418,422

	Principal Amount (000)	U.S. $ Value
General Motors Corp.
7.75%, 3/15/36(d)	$655	$167,025
HLI Operating, Inc.
10.50%, 6/15/10*	306	264,690
Keystone Automotive Operations, Inc.
9.75%, 11/01/13	415	412,925
TRW Automotive, Inc.
9.375%, 2/15/13	186	201,810
11.00%, 2/15/13	176	198,440
United Auto Group, Inc.
9.625%, 3/15/12	290	301,600
Visteon Corp.
7.00%, 3/10/14	220	190,850

		2,936,234

Broadcasting & Media–0.6%
Albritton Communications Co.
7.75%, 12/15/12	375	372,187
Emmis Communications Corp.
9.745%, 6/15/12	155	156,162
Lamar Media Corp.
6.625%, 8/15/15(c)	230	234,025
LIN Television Corp.
6.50%, 5/15/13(c)	290	274,775

		1,037,149

Building & Real Estate–1.9%
Associated Materials, Inc.
11.25%, 3/01/14(d)	650	325,000
D.R. Horton, Inc.
6.875%, 5/01/13	345	361,469
KB HOME
7.75%, 2/01/10	480	494,326
Meritage Homes Corp.
6.25%, 3/15/15	470	430,050
M/I Homes, Inc.
6.875%, 4/01/12	470	439,450
Schuler Homes, Inc.
10.50%, 7/15/11	360	388,800
WCI Communities, Inc.
6.625%, 3/15/15	425	384,625
William Lyon Homes, Inc.
10.75%, 4/01/13	525	565,688

		3,389,408

Cable–3.8%
Cablevision Systems Corp.
8.00%, 4/15/12	780	756,600
Charter Communications Operating LLC
8.00%, 4/30/12(c)	1,695	1,707,712
CSC Holdings, Inc.
7.00%, 4/15/12(c)	275	259,875
7.625%, 7/15/18	410	383,350
DirectTV Holdings LLC
6.375%, 6/15/15(c)	430	426,775
Echostar DBS Corp.
6.375%, 10/01/11	325	322,156
Inmarsat Finance PLC (United Kingdom)
7.625%, 6/30/12	372	383,160

	Principal Amount (000)	U.S. $ Value
Insight Midwest LP
9.75%, 10/01/09	$385	$393,662
Intelsat Bermuda, Ltd. (Bermuda)
8.625%, 1/15/15(c)	385	392,700
8.695%, 1/15/12(a)(c)	115	117,012
PanAmSat Corp.
9.00%, 8/15/14	313	330,215
10.375%, 11/01/14(d)	1,100	759,000
Rogers Cable, Inc. (Canada)
6.75%, 3/15/15	620	621,550

		6,853,767

Chemicals–1.2%
Borden Chemicals, Inc.
9.00%, 7/15/14(c)	395	400,925
Equistar Chemical Funding LP
10.125%, 9/01/08	480	516,000
10.625%, 5/01/11	145	158,050
Huntsman Advanced Materials LLC
11.00%, 7/15/10	305	341,600
Huntsman International LLC
9.875%, 3/01/09	330	348,562
Westlake Chemical Corp.
8.75%, 7/15/11	270	290,925

		2,056,062

Communications - Fixed–2.2%
Citizens Communications Co.
6.25%, 1/15/13	490	470,400
Eircom Funding (Ireland)
8.25%, 8/15/13	430	466,550
Hawaiian Telecom Communications, Inc.
9.75%, 5/01/13(c)*	450	459,000
MCI, Inc.
7.688%, 5/01/09	270	280,125
Qwest Corp.
8.875%, 3/15/12	1,685	1,840,863
VALOR Telecom Enterprise
7.75%, 2/15/15	430	417,100

		3,934,038

Communications - Mobile–1.3%
Cincinnati Bell Inc.
7.00%, 2/15/15	275	265,375
Digicel, Ltd. (Bermuda)
9.25%, 9/01/12(c)	349	361,215
Nextel Communications, Inc.
5.95%, 3/15/14	240	245,680
6.875%, 10/31/13	390	413,967
Rogers Wireless, Inc. (Canada)
7.25%, 12/15/12	335	354,263
7.50%, 3/15/15	368	396,520
Rural Cellular Corp.
8.25%, 3/15/12	270	283,500

		2,320,520

Consumer Manufacturing–1.1%
Acco Brands Corp.
7.625%, 8/15/15(c)	470	465,300

	Principal Amount (000)	U.S. $ Value
Broder Brothers Co.
11.25%, 10/15/10	$547	$541,530
Jostens, Inc.
7.625%, 10/01/12	425	429,250
Playtex Products, Inc.
8.00%, 3/01/11	320	335,200
Quiksilver, Inc.
6.875%, 4/15/15(c)	220	211,200

		1,982,480

Diversified Media–1.7%
Dex Media, Inc.
8.00%, 11/15/13	415	426,412
Dex Media East LLC
9.875%, 11/15/09	125	135,937
12.125%, 11/15/12	220	257,400
Dex Media West LLC
8.50%, 8/15/10	180	190,350
9.875%, 8/15/13	581	641,279
PRIMEDIA, Inc.
8.00%, 5/15/13	350	352,625
8.875%, 5/15/11	305	319,488
Rainbow National Services LLC
8.75%, 9/01/12(c)	720	767,700

		3,091,191

Energy–2.3%
Amerada Hess Corp.
7.30%, 8/15/31	440	513,327
Chesapeake Energy Corp.
7.75%, 1/15/15	355	378,075
El Paso Corp.
7.75%, 1/15/32	571	575,282
Grant Prideco, Inc.
6.125%, 8/15/15(c)	245	247,450
Hilcorp Energy
10.50%, 9/01/10(c)	700	770,000
Kerr-McGee Corp.
6.875%, 9/15/11	760	812,425
Premco Refining Group, Inc.
9.50%, 2/01/13	280	315,700
Pride International, Inc.
7.375%, 7/15/14	400	434,500

		4,046,759

Entertainment & Leisure–1.3%
Gaylord Entertainment Co.
8.00%, 11/15/13	350	367,500
Intrawest Corp. (Canada)
7.50%, 10/15/13	195	199,631
NCL Corp. (Bermuda)
11.625%, 7/15/14(c)	520	548,600
Royal Caribbean Cruises (Liberia)
8.00%, 5/15/10	635	687,388
Universal City Development Partners
11.75%, 4/01/10	430	485,900

		2,289,019

	Principal Amount (000)	U.S. $ Value
Financial–1.8%
Crum & Foster Holdings Corp.
10.375%, 6/15/13	$220	$240,350
Fairfax Financial Holdings (Canada)
7.375%, 4/15/18*	465	402,225
7.75%, 4/26/12*	550	528,000
Markel Capital Trust I
Series B
8.71%, 1/01/46(e)	615	653,971
Navistar International Corp.
6.25%, 3/01/12	330	313,500
PXRE Capital Trust I
8.85%, 2/01/27	510	499,800
TRAINS HY-2005-1
7.651%, 6/15/15(a)(c)	649	660,949

		3,298,795

Food & Beverage–0.3%
Del Monte Food Co.
8.625%, 12/15/12	215	231,125
Dole Food Company, Inc.
8.625%, 5/01/09	270	282,150
8.875%, 3/15/11	92	95,450

		608,725

Gaming–3.7%
Ameristar Casinos, Inc.
10.75%, 2/15/09	240	256,500
Argosy Gaming Co.
9.00%, 9/01/11	220	238,715
Boyd Gaming Corp.
7.75%, 12/15/12	255	268,069
Harrah’s Operating Company, Inc.
7.875%, 12/15/05	240	242,100
Kerzner International, Ltd. (Bahamas)
6.75%, 10/01/15(c)	405	392,344
Mandalay Resort Group
10.25%, 8/01/07	535	575,125
MGM Mirage, Inc.
6.625%, 7/15/15(c)	455	449,882
8.375%, 2/01/11	620	666,500
Mohegan Tribal Gaming Authority
6.375%, 7/15/09	155	155,000
7.125%, 8/15/14	700	724,500
Penn National Gaming, Inc.
6.875%, 12/01/11	380	381,900
Park Place Entertainment
7.00%, 4/15/13	305	330,793
7.875%, 3/15/10	150	163,125
9.375%, 2/15/07	255	269,663
Riviera Holdings Corp.
11.00%, 6/15/10	385	415,800
Seneca Gaming Corp.
7.25%, 5/01/12	415	425,375
7.25%, 5/01/12(c)	125	128,125
Turning Stone Casino Resort Enterprise
9.125%, 12/15/10(c)	300	312,000

		6,395,516

	Principal Amount (000)	U.S. $ Value
Health Care–3.1%
AmerisourceBergen Corp.
7.25%, 11/15/12	$1	$620
Concentra Operating Corp.
9.125%, 6/01/12	195	202,800
9.50%, 8/15/10	280	293,300
Coventry HealthCare, Inc.
5.875%, 1/15/12	160	162,400
6.125%, 1/15/15	170	174,250
DaVita, Inc.
7.25%, 3/15/15	605	613,319
Extendicare Health Services
9.50%, 7/01/10	160	170,400
Genesis HealthCare Corp.
8.00%, 10/15/13	155	167,012
HCA, Inc.
6.375%, 1/15/15	625	618,344
7.875%, 2/01/11	415	444,809
IASIS Healthcare LLC
8.75%, 6/15/14	445	461,687
PacifiCare Health Systems, Inc.
10.75%, 6/01/09	345	373,463
Select Medical Corp.
7.625%, 2/01/15	750	718,125
Triad Hospitals, Inc.
7.00%, 11/15/13	570	577,125
Universal City Florida Holding, Co.
8.375%, 5/01/10	110	114,125
Universal Hospital Services, Inc.
10.125%, 11/01/11	360	369,000

		5,460,779

Hotels & Lodging–0.9%
Host Marriott LP
9.25%, 10/01/07	110	115,912
9.50%, 1/15/07	310	324,337
John Q Hamons Hotels LP
8.875%, 5/15/12	1	596
La Quinta Properties, Inc.
8.875%, 3/15/11	380	406,600
Starwood Hotels & Resorts Worldwide, Inc.
7.875%, 5/01/12	405	441,450
Vail Resorts, Inc.
6.75%, 2/15/14	360	359,100

		1,647,995

Index–2.2%
Dow Jones CDX HY
7.75%, 12/29/09(c)*	1,173	1,177,549
8.25%, 6/29/10(c)*	2,717	2,700,565

		3,878,114

Industrial–2.0%
AMSTED Industries, Inc.
10.25%, 10/15/11(c)	465	506,850
Case New Holland, Inc.
9.25%, 8/01/11	315	333,112
Dayton Superior Corp.
10.75%, 9/15/08	440	444,400

	Principal Amount (000)	U.S. $ Value
FastenTech, Inc.
11.50%, 5/01/11	$295	$305,694
Goodman Global Holdings, Inc.
7.875%, 12/15/12(c)*	430	389,150
NMHG Holding Co.
10.00%, 5/15/09	220	235,400
Terex Corp.
10.375%, 4/01/11	380	406,600
TriMas Corp.
9.875%, 6/15/12	490	401,800
Trinity Industries, Inc.
6.50%, 3/15/14	535	526,975

		3,549,981

Insurance–0.4%
Liberty Mutual Group
5.75%, 3/15/14(c)	475	464,134
Royal & Sun Alliance Insurance Group PLC
(United Kingdom)
8.95%, 10/15/29	235	297,042

		761,176

Metals & Mining–1.6%
AK Steel Corp.
7.875%, 2/15/09	910	882,700
Chesapeake Energy Corp.
6.625%, 1/15/16	250	253,125
International Steel Group, Inc.
6.50%, 4/15/14	452	447,480
Ispat Inland ULC (Canada)
9.75%, 4/01/14	239	277,240
Peabody Energy Corp.
6.875%, 3/15/13	385	402,325
Southern Peru Copper Corp.
6.375%, 7/27/15(c)	542	546,456

		2,809,326

Paper & Packaging–2.8%
Ball Corp.
6.875%, 12/15/12	450	459,000
Berry Plastics Corp.
10.75%, 7/15/12	355	381,625
Crown Euro Holdings S.A. (France)
9.50%, 3/01/11	415	454,425
Georgia-Pacific Corp.
8.875%, 5/15/31	255	301,581
9.375%, 2/01/13	725	808,375
Graphic Packaging Int’l Corp.
9.50%, 8/15/13	470	441,800
Newpage Corp.
10.00%, 5/01/12*	505	474,700
Owens-Brockway Glass Container, Inc.
8.875%, 2/15/09	745	782,250
Russell-Stanley Holdings, Inc.
9.00%, 11/30/08(c)(f)(g)	913	411,065
Stone Container Corp.
9.25%, 2/01/08	540	553,500
9.75%, 2/01/11	12	12,180

		5,080,501

	Principal Amount (000)	U.S. $ Value
Restaurants–0.2%
Domino’s, Inc.
8.25%, 7/01/11	$262	$275,100

Retail–0.7%
GSC Holdings Corp.
8.00%, 10/01/12(c)*	645	645,000
J.C. Penney Corporation, Inc.
7.625%, 3/01/97	205	210,125
8.00%, 3/01/10	420	458,850

		1,313,975

Service–1.6%
Allied Waste North America
6.375%, 4/15/11	610	584,075
8.875%, 4/01/08	305	317,962
H & E Equipment/Finance
11.125%, 6/15/12	600	672,000
Service Corp. International
6.50%, 3/15/08	605	614,075
7.70%, 4/15/09	270	283,500
United Rentals North America, Inc.
6.50%, 2/15/12	404	389,860
7.75%, 11/15/13	8	7,720

		2,869,192

Supermarket & Drugstore–0.7%
Couche-Tard, Inc.
7.50%, 12/15/13	333	342,990
Roundy’s, Inc.
Series B
8.875%, 6/15/12	250	276,250
Stater Bros. Holdings, Inc.
8.125%, 6/15/12	660	651,750

		1,270,990

Technology–1.5%
Celestica, Inc. (Canada)
7.875%, 7/01/11	675	688,500
Lucent Technologies
6.45%, 3/15/29	145	126,875
6.50%, 1/15/28	350	302,750
Nortel Networks Corp. (Canada)
6.875%, 9/01/23	280	260,400
SunGard Data Systems, Inc.
9.125%, 8/15/13(c)	735	761,644
Telecordia Technologies, Inc.
10.00%, 3/15/13(c)	275	259,875
Unisys Corp.
7.875%, 4/01/08	205	207,050

		2,607,094

Utilities - Electric & Gas–5.0%
AES Corporation
8.75%, 5/15/13(c)	75	82,125
9.00%, 5/15/15(c)	115	126,212
Aquila, Inc.
14.875%, 7/01/12	260	354,900
Calpine Corp.
8.50%, 7/15/10(c)	540	386,100

	Principal Amount (000)	U.S. $ Value
DPL, Inc.
6.875%, 9/01/11	$162	$174,555
Dynegy Holdings, Inc.
10.125%, 7/15/13(c)	230	256,450
Edison Mission Energy
9.875%, 4/15/11	485	574,725
Enterprise Products Operating L.P.
5.60%, 10/15/14	475	473,328
FirstEnergy Corp.
6.45%, 11/15/11	470	500,439
Northwest Pipelines Corp.
8.125%, 3/01/10	315	336,263
NRG Energy, Inc.
8.00%, 12/15/13	335	357,379
Ormat Funding Corp.
8.25%, 12/30/20	388	390,644
Reliant Energy, Inc.
6.75%, 12/15/14	335	329,138
9.50%, 7/15/13	390	430,950
Southern Natural Gas Co.
7.35%, 2/15/31	405	413,459
8.875%, 3/15/10	325	351,295
TECO Energy, Inc.
6.75%, 5/01/15(c)	445	466,138
7.00%, 5/01/12	425	448,375
TXU Corp.
5.55%, 11/15/14	360	341,758
6.50%, 11/15/24	764	715,699
Williams Cos., Inc.
7.625%, 7/15/19	1,365	1,477,613

		8,987,545

Total U.S. Corporate Debt Obligations
(cost $88,885,473)		86,083,418

NON-U.S. CORPORATE DEBT OBLIGATIONS–6.1%

Brazil–0.6%
PF Export Receivables Master Trust
6.436%, 6/01/15(c)	1,180	1,186,670

China–0.3%
Chaoda Modern Agriculture
7.75%, 2/08/10(c)	519	503,430

Hong Kong–0.1%
Noble Group, Ltd.
6.625%, 3/17/15(c)	141	130,165

Kazakhstan–0.5%
Hurricane Finance BV
9.625%, 2/12/10(c)	400	457,500
Kazkommerts International BV
8.50%, 4/16/13(c)	350	382,812

		840,312

Luxembourg–0.5%
Nell AF S.a.r.l.
8.375%, 8/15/15(c)	875	855,313

	Shares or Principal Amount (000)	U.S. $ Value
Mexico–2.0%
America Movil S.A. de C.V.
6.375%, 3/01/35	$312	$302,522
Innova S. de R.L.
9.375%, 9/19/13	2,865	3,251,775

		3,554,297

Romania–0.3%
Mobifon Holdings BV
12.50%, 7/31/10	425	499,375

Russia–1.5%
Citigroup (JSC Severstal)
9.25%, 4/19/14(c)	464	513,741
Gazprom OAO
9.625%, 3/01/13(c)	890	1,101,123
Mobile Telesystems Finance S.A.
9.75%, 1/30/08(c)	625	673,163
Russian Standard Finance SA
7.50%, 10/07/10(c)	270	270,000
Tyumen Oil Co.
11.00%, 11/06/07(c)	70	77,613

		2,635,640

Singapore–0.3%
Flextronics International, Ltd.
6.50%, 5/15/13	535	545,700

Ukraine–0.0%
Dresdner Bank AG (Kyivstar)
7.75%, 4/27/12(c)	100	102,210

Total Non-U.S. Corporate Debt Obligations
(cost $10,121,817)		10,853,112

NON-CONVERTIBLE PREFERRED STOCK–0.8%
Sovereign Real Estate Investment Trust
12.00%(c)	978	1,437,660

Total Non-Convertible Preferred Stock
(cost $973,435)		1,437,660

WARRANTS(h)–0.0%
Central Bank of Nigeria
Warrants, expiring 11/15/20	1,000	22,000
Republic of Venezuela
Warrants, expiring 4/15/20	7,140	–0–

Total Warrants
(cost $0)		22,000

SHORT-TERM INVESTMENT–1.4%

Time Deposit–1.4%
Societe Generale
3.875%, 10/03/05,
(cost $2,400,000)	2,400	2,400,000

Total Investments Before Security Lending Collateral–117.6%
(cost $188,971,067)		209,911,129

	Shares or Principal Amount (000)	U.S. $ Value

INVESTMENT OF CASH COLLATERAL FOR SECURITIES LOANED–3.8%

Short-Term Investment
UBS Private Money Market Fund, LLC
3.65%
(cost $6,780,299)	$6,780,299	$6,780,299

Total Investments–121.4%
(cost $195,751,366)		216,691,428
Other assets less liabilities–(21.4)%		(38,131,228)

Net Assets–100.0%		$178,560,200

CREDIT DEFAULT SWAP CONTRACTS (see Note C)

Swap Counterparty & Reference Obligation	Notional Amount (000)	Interest Rate	Termination Date	Unrealized Appreciation/ (Depreciation)
Buy Contracts:
Citigroup Global Markets, Inc.
Federal Republic of Brazil
12.25%, 3/06/30	$1,220	4.14%	4/20/10	$(117,272)
Citigroup Global Markets, Inc
Federal Republic of Hungary
4.50%, 2/06/13	350.50		11/26/13	(6,376)
Citigroup Global Markets, Inc.
Federal Republic of Philippines
10.625%, 3/16/25	510	5.60	3/20/14	(47,757)
Deutsche Bank Securities Corp.
Federal Republic of Brazil
12.25%, 3/06/30	1,220	4.02	4/20/10	(105,158)

Sale Contracts:
Citigroup Global Markets, Inc.
Federal Republic of Brazil
12.25%, 3/06/30	2,562	1.98	4/20/07	72,312
Citigroup Global Markets, Inc.
Federal Republic of Brazil
12.25%, 3/06/30	900	4.40	5/20/06	37,510
Citigroup Global Markets, Inc.
Federal Republic of Philippines
10.625%, 3/16/25	510	4.95	3/20/09	37,925
Credit Suisse First Boston Int’l.
Federal Republic of Brazil
12.25%, 3/06/30	750	6.90	6/20/07	89,356
Credit Suisse First Boston Int’l.
Federal Republic of Venezuela
9.25%, 9/15/27	730	3.17	10/20/15	15,106
Deutsche Bank Securities Corp.
Federal Republic of Brazil
12.25%, 3/06/30	2,562	1.90	4/20/07	63,345
Morgan Stanley Dean Witter
Federal Republic of Brazil
12.25%, 3/06/30	680	3.80	8/20/06	22,319

REVERSE REPURCHASE AGREEMENTS (see Note C)
Broker	Interest Rate	Maturity	Amount
Barclays Securities	1.00%	10/31/05	$1,867,170
Barclays Securities	1.80	10/28/05	2,431,979
Barclays Securities	2.80	10/31/05	4,760,537
Barclays Securities	2.95	10/31/05	4,833,433
Chase Manhattan Bank	3.35	10/31/05	2,734,789
Chase Manhattan Bank	3.50	10/31/05	1,250,593
Chase Manhattan Bank	3.55	10/31/05	2,392,121
Chase Manhattan Bank	3.60	10/31/05	1,352,216
Chase Manhattan Bank	3.60	10/31/05	1,775,396
Chase Manhattan Bank	3.65	10/31/05	2,763,519
Chase Manhattan Bank	3.80	10/31/05	1,219,658
Merrill Lynch	0.85	10/31/05	1,337,285
Merrill Lynch	3.15	10/31/05	3,225,867
Santander Investment Securities	3.45	10/31/05	1,509,661

			$33,454,224

*	Represents entire or partial securities out on loan.
(a)	Coupon changes periodically based upon a predetermined schedule. Stated interest rate in effect at September 30, 2005.
(b)	Positions, or portions thereof, with an aggregate market value of $43,989,675 have been segregated to collateralize reverse repurchase agreements.
(c)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At September 30, 2005, the aggregate market value of these securities amounted to $58,745,784 or 32.9% of net assets.
(d)	Indicates a security that has a zero coupon that remains in effect until a predetermined date at which time the stated coupon rate becomes effective until final maturity.
(e)	Illiquid security, valued at fair market value (see Note A).
(f)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security, which represents 0.23% of net assets as of September 30, 2005, is considered illiquid and restricted. Security is in default and is non-income producing.

Restricted Security	Acquisition Dates	Acquisition Cost	Market Value	Percentage of Net Assets
Russell-Stanley Holdings, Inc.	2/26/99–	$5,111,352	$411,065	0.23%
9.00%, 11/30/08	8/31/05
(g)	Payment in kind (PIK).
(h)	Non-income producing security.

Glossary of Terms:

DCB – Debt Conversion Bond

FRN – Floating Rate Note

Please note: The sector classifications presented herein are based on the sector categorization methodology of the Adviser.

See notes to financial statements.

STATEMENT OF ASSETS & LIABILITIES

September 30, 2005

Assets
Investments in securities, at value (cost $195,751,366 —including investment of cash collateral for securities loaned of $6,780,299)	$216,691,428 (a)
Cash	940,650
Interest and dividends receivable	3,167,671
Receivable for investment securities sold	1,198,858
Unrealized appreciation on credit default swap contracts	337,873
Paydown receivable	3,704
Prepaid expenses	9,571

Total assets	222,349,755

Liabilities
Reverse repurchase agreements	33,454,224
Payable for collateral received on securities loaned	6,780,299
Payable for investment securities purchased	2,943,530
Unrealized depreciation on credit default swap contracts	276,563
Advisory fee payable	127,967
Tender fees payable	61,981
Administrative fee payable	20,475
Accrued expenses and other liabilities	124,516

Total liabilities	43,789,555

Net Assets	$178,560,200

Composition of Net Assets
Common stock, at par	$215,723
Additional paid-in capital	286,936,045
Distributions in excess of net investment income	(186,090)
Accumulated net realized loss on investment transactions	(129,406,850)
Net unrealized appreciation of investments	21,001,372

$178,560,200

Net Asset Value Per Share (based on 21,572,318 shares outstanding)	$8.28

(a)	Includes securities on loan with a value of $6,444,770 (see Note F).

See notes to financial statements.

STATEMENT OF OPERATIONS

Year Ended September 30, 2005

Investment Income
Interest	$17,158,240
Dividends	134,652	$17,292,892

Expenses
Advisory fee	1,356,862
Administrative fee	217,101
Custodian	94,351
Printing	85,445
Audit	84,159
Legal	59,100
Directors’ fees	38,089
Transfer agency	32,425
Registration	29,187
Miscellaneous	51,649

Total expenses before interest	2,048,368
Interest expense	654,680

Total expenses		2,703,048

Net investment income		14,589,844

Realized and Unrealized Gain (Loss) on Investment Transactions
Net realized gain on:
Investment transactions		3,068,308
Swap contracts		313,961
Written options		182,462
Net change in unrealized appreciation/depreciation of:
Investments		6,297,366
Swap contracts		(274,893)

Net gain on investment transactions		9,587,204

Net Increase in Net Assets from Operations		$24,177,048

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended September 30, 2005	Year Ended September 30, 2004

Increase (Decrease) in Net Assets Resulting from Operations
Net investment income	$14,589,844	$17,179,212
Net realized gain on investment transactions	3,564,731	14,220,638
Net change in unrealized appreciation/depreciation of investments	6,022,473	(9,001,996)

Net increase in net assets from operations	24,177,048	22,397,854

Dividends and Distributions to Shareholders from
Net investment income	(15,094,355)	(18,071,829)

Common Stock Transactions
Reinvestment of dividends resulting in the issuance of Common Stock	79,572	1,227,800
Tender offer (resulting in the redemption of 1,135,385 and 0 shares of common stock, respectively)	(9,162,557)	–0–
Tender offer costs	(175,000)	–0–

Total increase (decrease)	(175,292)	5,553,825

Net Assets
Beginning of period	178,735,492	173,181,667

End of period (including distributions in excess of net investment income of $186,090 and $382,449, respectively)	$178,560,200	$178,735,492

See notes to financial statements.

STATEMENT OF CASH FLOWS

Year Ended September 30, 2005

Increase (Decrease) in Cash from Operating Activities:
Interest and dividends received	$16,750,263
Interest expense paid	(512,000)
Operating expenses paid	(2,023,637)

Net increase in cash from operating activities		$14,214,626

Investing Activities:
Purchases of long-term investments	(144,034,272)
Proceeds from disposition of long-term investments	159,343,271
Purchases of short-term investments, net	(2,400,000)
Cash collateral received on securities loaned	6,780,299
Net premium received on option transactions	218,125
Net premium received on swaps transactions	346,400

Net increase in cash from investing activities		20,253,823

Financing Activities:*
Cash dividends paid	(15,094,355)
Reinvestment of dividends	79,572
Proceeds from reverse repurchase agreements	(12,281,054)
Tender offer	(9,275,576)

Net decrease in cash from financing activities		(36,571,413)

Net decrease in cash		(2,102,964)
Cash at beginning of period		3,043,614

Cash at end of period		$940,650

Reconciliation of Net Increase in Net Assets from Operations to Net Increase in Cash from Operating Activities:
Net increase in net assets from operations		$24,177,048

Adjustments:
Increase in dividends and interest receivable	$923,852
Accretion of bond discount and amortization of bond premium	(1,466,481)
Increase in accrued expenses and other assets	24,731
Decrease in interest payable	142,680
Net realized loss on investment transactions	(3,564,731)
Net change in unrealized appreciation/depreciation of investments	(6,022,473)

Total adjustments		(9,962,422)

Net Increase in Cash from Operating Activities		$14,214,626

*	Non-cash financing activities not included herein consist of reinvestment of dividends and distributions.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

September 30, 2005

NOTE A

Significant Accounting Policies

ACM Managed Dollar Income Fund, Inc. (the “Fund”) was incorporated under the laws of the State of Maryland on August 10, 1993 and is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. The financial statements have been prepared in conformity with U.S. generally accepted accounting principles, which requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements and amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund.

1. Security Valuation

Portfolio securities are valued at their current market value determined on the basis of market quotations or, if market quotations are not readily available or are deemed unreliable, at “fair value” as determined in accordance with procedures established by and under the general supervision of the Fund’s Board of Directors.

In general, the market value of securities which are readily available and deemed reliable are determined as follows. Securities listed on a national securities exchange or on a foreign securities exchange are valued at the last sale price at the close of the exchange or foreign securities exchange. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. Securities listed on more than one exchange are valued by reference to the principal exchange on which the securities are traded; securities not listed on an exchange but traded on The NASDAQ Stock Market, Inc. (“NASDAQ”) are valued in accordance with the NASDAQ Official Closing Price; listed put or call options are valued at the last sale price. If there has been no sale on that day, such securities will be valued at the closing bid prices on that day; open futures contracts and options thereon are valued using the closing settlement price or, in the absence of such a price, the most recent quoted bid price. If there are no quotations available for the day of valuation, the last available closing settlement price is used; securities traded in the over-the-counter market, (OTC) (but excluding securities traded on NASDAQ) are valued at the mean of the current bid and asked prices as reported by the National Quotation Bureau or other comparable sources; U.S. Government securities and other debt instruments having 60 days or less remaining until maturity are valued at amortized cost if their original maturity was 60 days or less; or by amortizing their fair value as of the 61st day prior to maturity if their original term to maturity exceeded 60 days; fixed-income securities, including mortgage backed and asset backed securities, may be valued on the basis of prices provided by a pricing service or at a price obtained from one or more of the major broker/dealers. In cases where broker/dealer quotes are obtained, Alliance Capital Management, L.P. (the “Adviser”) may establish procedures whereby changes in market yields or spreads are used to adjust, on a daily basis, a recently obtained quoted price on a security; and OTC and other derivatives are valued on the basis of a quoted bid price or spread from a major broker/dealer in such security.

Securities for which market quotations are not readily available (including restricted securities) or are deemed unreliable are valued at fair value. Factors considered in making this determination may include, but are not limited to, information obtained by contacting the issuer, analysts, analysis of the issuer’s financial statements or other available documents. In addition, the Fund may use fair value pricing for securities primarily traded in non-U.S. markets because, most foreign markets close well before the Fund values its securities at 4:00 p.m., Eastern Time. The earlier close of these foreign markets gives rise to the possibility that significant events, including broad market moves, may have occurred in the interim and may materially affect the value of those securities.

2. Taxes

It is the Fund’s policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income and net realized gains, if any, to shareholders. Therefore, no provisions for federal income or excise taxes are required. The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or required. Taxes are accrued and applied to net investment income, net realized gains and net unrealized appreciation/depreciation as such income and/or gains are earned.

3. Investment Income and Investment Transactions

Interest income is accrued daily. Dividend income is recorded on the ex-dividend date or as soon as the Fund is informed of the dividend. Investment transactions are accounted for on the date the securities are purchased or sold. Investment gains and losses are determined on the identified cost basis. The Fund accretes discounts and amortizes premiums as adjustments to interest income.

4. Dividends and Distributions

Dividends and distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in conformity with U.S. generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.

5. Repurchase Agreements

The Fund’s custodian or designated subcustodian will take control of securities as collateral under repurchase agreements and determine on a daily basis that the value of such securities are sufficient to cover the value of the repurchase agreements. If the seller defaults and the value of collateral declines, or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of collateral by the Fund may be delayed or limited.

NOTE B

Advisory, Administrative Fees and Other Transactions with Affiliates

Under the terms of an Investment Advisory Agreement, the Fund pays the Adviser an advisory fee at an annual rate of .75 of 1% of the average adjusted weekly net assets of the Fund. Such fee is accrued daily and paid monthly.

Under the terms of a Shareholder Inquiry Agency Agreement with Alliance Global Investor Services, Inc. (AGIS), a wholly-owned subsidiary of the Adviser, the Fund reimburses AGIS for costs relating to servicing phone inquiries on behalf of the Fund. During the year ended September 30, 2005, the Fund reimbursed $440 to AGIS.

Under the terms of an Administration Agreement, the Fund paid Princeton Administrators, L.P. (the “Administrator”) a fee at an annual rate of .15 of 1% of the average adjusted weekly net assets of the Fund for the period September 1, 2003 through June 30, 2004. Effective July 1, 2004, this fee was reduced so as to charge the Fund at a reduced annual rate of .12 of 1% of the average adjusted weekly net assets of the Fund but in no event less than $12,500 per month. Such fee is accrued daily and paid monthly. The Administrator prepares certain financial and regulatory reports for the Fund and provides clerical and other services.

NOTE C

Investment Transactions

Purchases and sales of investment securities (excluding short-term investments) for the year ended September 30, 2005, were as follows:

	Purchases		Sales
Investment securities (excluding U.S. government securities)	$131,958,149		$131,665,873
U.S. government securities	-0	-	-0	-

At September 30, 2005, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes. Accordingly, gross unrealized appreciation and gross unrealized depreciation (excluding written options and swap contracts) are as follows:

Cost	$196,152,717

Gross unrealized appreciation	$26,780,072
Gross unrealized depreciation	(6,241,361)

Net unrealized appreciation	$20,538,711

1. Option Transactions

For hedging and investment purposes, the Fund may purchase and write (sell) put and call options on U.S. and foreign government securities and foreign currencies that are traded on U.S. and foreign securities exchanges and over-the-counter markets.

The risk associated with purchasing an option is that the Fund pays a premium whether or not the option is exercised. Additionally, the Fund bears the risk of loss of the premium and a change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of call options is increased by the premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premiums paid.

When the Fund writes an option, the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current market value of the option written. Premiums received from written options which expire unexercised are recorded by the Fund on the expiration date as realized gains from options written. The difference between the premium received and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium received is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium received is added to the proceeds from the sale of the underlying security or currency in determining whether the Fund has realized a gain or loss. If a put option is exercised, the premium received reduces the cost basis of the security or currency purchased by the Fund. In writing an option, the Fund bears the market risk of an unfavorable change in the price of the security or currency underlying the written option. Exercise of an option written by the Fund could result in the Fund selling or buying a security or currency at a price different from the current market value.

Transactions in written options for the year ended September 30, 2005 were as follows:

	Number of Contracts (000)		Premiums Received
Options outstanding at September 30, 2004	-0	-	$-0	-
Options written	13,194		182,462
Options exercised	-0	-	-0	-
Options terminated in closing purchase transactions	-0	-	-0	-
Options expired	(13,194)		(182,462)

Options outstanding at September 30, 2005	-0	-	$-0	-

2. Swap Agreements

The Fund may enter into swaps on sovereign debt obligations to hedge its exposure to interest rates and credit risk or for investment purposes. A swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

Risks may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net interest payment to be received by the Fund, and/or the termination value at the end of the contract. Therefore the Fund considers the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying securities.

As of October 1, 2003, the Portfolios have adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133. The Fund accrues for the interim payments on swap contracts on a daily basis, with the net amount recorded within unrealized appreciation/depreciation of swap contracts on the statement of assets and liabilities. Once the interim payments are settled in cash, the net amount is recorded as realized gain/loss on swaps, in addition to realized gain/loss recorded upon the termination of swaps contracts on the statements of operations. Prior to October 1, 2003, these interim payments were reflected within interest income in the statement of operations. Fluctuations in the value of swap contracts are recorded as a component of net change in unrealized appreciation/depreciation of investments.

The Fund may enter into credit default swaps. The Fund may purchase credit protection on the referenced obligation of the credit default swap (“Buy Contract”) or provide credit protection on the referenced obligation of the credit default swap (“Sale Contract”). A sale/(buy) in a credit default swap provides upon the occurrence of a credit event, as defined in the swap agreement, for the Fund to buy/(sell) from/(to) the counterparty at the notional amount (the “Notional Amount”) and receive/(deliver) the principal amount of the referenced obligation. If a credit event occurs, the maximum payout amount for a Sale Contract is limited to the Notional Amount of the swap contract (“Maximum Payout Amount”). During the term of the swap agreement, the Fund receives/(pays) semi-annual fixed payments from/(to) the respective counterparty, calculated at the agreed upon interest rate applied to the Notional Amount. These interim payments are recorded within unrealized appreciation/depreciation of swap contracts on the statement of assets and liabilities.

Credit default swaps may involve greater risks than if a Fund had invested in the referenced obligation directly. Credit default swaps are subject to general market risk, liquidity risk, counterparty risk and credit risk. If the Fund is a buyer and no credit event occurs, it will lose its investment. In addition, if the Fund is a seller and a credit event occurs, the value of the referenced obligation received by the Fund coupled with the periodic payments previously received, may be less than the Maximum Payout Amount it pays to the buyer, resulting in a loss to the Fund.

At September 30, 2005, the Fund had Sale Contracts outstanding with Maximum Payout Amounts aggregating $8,694,000, with net unrealized appreciation of $337,873 and terms ranging from 1 year to 10 years, as reflected in the portfolio of investments.

In certain circumstances, the Fund may hold Sale Contracts on the same referenced obligation and with the same counterparty it has purchased credit protection, which may reduce its obligation to make payments on Sale Contracts, if a credit event occurs. The Fund had Buy Contracts outstanding with a Notional Amount of $2,950,000 with respect to the same referenced obligation and same counterparty of certain Sale Contracts outstanding, which reduced its obligation to make payments on Sale Contracts to $5,744,000 as of September 30, 2005.

3. Reverse Repurchase Agreements

Under a reverse repurchase agreement, the Fund sells securities and agrees to repurchase them at a mutually agreed upon date and price. At the time the Fund enters into a reverse repurchase agreement, it will establish a segregated account with the custodian containing liquid assets having a value at least equal to the repurchase price.

For the year ended September 30, 2005, the average amount of reverse repurchase agreements outstanding was $32,182,172 and the daily weighted average annual interest rate was 2.01%.

NOTE D

Capital Stock

There are 300,000,000 shares of $.01 par value common stock authorized of which 21,572,318 shares were issued and outstanding at September 30, 2005. During the year ended September 30, 2005 and the year ended September 30, 2004, the Fund issued 9,984 and 157,097 shares, respectively, in connection with the Fund’s dividend reinvestment plan.

On June 10, 2005, the Fund purchased and retired 1,135,385 shares of its outstanding common stock for $8.07 per share pursuant to a tender offer. The fund incurred costs of $175,000, which were charged to additional paid in capital. At June 10, 2005, 21,572,318 shares of common stock were outstanding. The purpose of the tender offer was to fulfill an undertaking made in connection with the initial public offering price of the Fund’s shares.

NOTE E

Risks Involved in Investing in the Fund

Interest Rate Risk and Credit Risk — Interest rate risk is the risk that changes in interest rates will affect the value of the Fund’s investments in fixed-income debt securities such as bonds or notes. Increases in interest rates may cause the value of the Fund’s investments to decline. Credit risk is the risk that the issuer or guarantor of a debt security, or the counterparty to a derivative contract, will be unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. The degree of risk for a particular security may be reflected in its credit risk rating. Credit risk is greater for medium quality and lower-rated securities. Lower-rated debt securities and similar unrated securities (commonly known as “junk bonds”) have speculative elements or are predominantly speculative risks.

Concentration of Risk — Investing in securities of foreign companies and foreign governments involves special risks which include the possibility of future political and economic developments which could adversely affect the value of such securities. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the United States government.

The Fund invests in the Sovereign Debt Obligations of countries that are considered emerging market countries at the time of purchase. Therefore, the Fund is susceptible to governmental factors and economic and debt restructuring developments adversely affecting the economics of these emerging market countries. In addition, these debt obligations may be less liquid and subject to greater volatility than debt obligations of more developed countries.

Indemnification Risk — In the ordinary course of business, the Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is unknown. However, the Fund has not had prior claims or losses pursuant to these indemnification provisions and expects the risk of loss thereunder to be remote.

NOTE F

Securities Lending

The Fund has entered into a securities lending agreement with AG Edwards & Sons, Inc. (the “Lending Agent”). Under the terms of the agreement, the Lending Agent, on behalf of the Fund, administers the lending of portfolio securities to certain broker-dealers. In return, the Fund receives fee income from the lending transactions or it retains a portion of interest on the investment of any cash received as collateral. The Fund also continues to receive dividends or interest on the securities loaned. Unrealized gain or loss on the value of the securities loaned that may occur during the term of the loan will be reflected in the accounts of the Fund. All loans are continuously secured by collateral exceeding the value of the securities loaned. All collateral consists of either cash or U.S. Government securities. The Lending Agent may invest the cash collateral received in accordance with the investment restrictions of the Fund in one or more of the following investments: U.S. Government or U.S. Government agency obligations, bank obligations, corporate debt obligations, asset-backed securities, structured products, repurchase agreements and an eligible money market fund. The Lending Agent will indemnify the Fund for any loss resulting from a borrower’s failure to return a loaned security when due. As of September 30, 2005, the Fund had loaned securities with a value of $6,444,770 and received cash collateral of $6,780,299, which was invested in a money market fund as included in the portfolio of investments. For the year ended September 30, 2005, the Fund earned fee income of $22,342, which is included in interest income in the accompanying statement of operations.

NOTE G

Distributions to Shareholders

The tax character of the distributions paid to shareholders during the fiscal years ended September 30, 2005 and September 30, 2004 were as follows:

	2005	2004
Distributions paid from:
Ordinary income	$15,094,355	$18,071,829

Total taxable distributions	15,094,355	18,071,829
Tax return of capital	-0-	-0-

Total distributions paid	$15,094,355	$18,071,829

As of September 30, 2005, the components of accumulated earnings/(deficit) on a tax basis were as follows:

Accumulated capital and other losses	$(129,072,933	)(a)
Unrealized appreciation/(depreciation)	20,481,365	(b)

Total accumulated earnings/(deficit)	$(108,591,568)

(a)	On September 30, 2005, the Fund had a net capital loss carryforward of $129,072,933 of which $40,065,073 expires in the year 2007, $24,635,181 expires in the year 2008, $10,899,598 expires in the year 2009, $33,249,705 expires in 2010 and $20,223,376 expires in the year 2011. To the extent future capital gains are offset by capital loss carryforwards, such gains will not be distributed. During the fiscal year, the Fund utilized capital loss carryforwards of $2,967,645.

(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales, the difference between book and tax amortization methods for premium and the difference between book and tax treatment of swap income.

During the current fiscal year, permanent differences, primarily due to distributions in excess of net investment income, the tax character of paydown gains/losses, tax treatment of swap income and the tax treatment of bond premium, resulted in a net decrease in distributions in excess of net investment income, a net increase in accumulated net realized loss on investments and a decrease in additional paid-in capital. This reclassification had no effect on net assets.

NOTE H

Legal Proceedings

As has been previously reported, the staff of the U.S. Securities and Exchange Commission (“SEC”) and the Office of the New York Attorney General (“NYAG”) have been investigating practices in the mutual fund industry identified as “market timing” and “late trading” of mutual fund shares. Certain other regulatory authorities have also been conducting investigations into these practices within the industry and have requested that the Adviser provide information to them. The Adviser has been cooperating and will continue to cooperate with all of these authorities. The shares of the Fund are not redeemable by the Fund, but are traded on an exchange at prices established by the market. Accordingly, the Fund and its shareholders are not subject to the market timing and late trading practices that are the subject of the investigations mentioned above or the lawsuits described below. Please see below for a description of the agreements reached by the Adviser and the SEC and NYAG in connection with the investigations mentioned above.

Numerous lawsuits have been filed against the Adviser and certain other defendants in which plaintiffs make claims purportedly based on or related to the same practices that are the subject of the SEC and NYAG investigations referred to above. Some of these lawsuits name the Fund as a party. The lawsuits are now pending in the United States District Court for the District of Maryland pursuant to a ruling by the Judicial Panel on Multidistrict Litigation transferring and centralizing all of the mutual funds involving market and late trading in the District of Maryland (the “Mutual Fund MDL”). Management of the Adviser believes that these private lawsuits are not likely to have a material adverse effect on the results of operations or financial condition of the Fund.

On December 18, 2003, the Adviser confirmed that it had reached terms with the SEC and the NYAG for the resolution of regulatory claims relating to the practice of “market timing” mutual fund shares in some of the AllianceBernstein Mutual Funds. The agreement with the SEC is reflected in an Order of the Commission (“SEC Order”). The agreement with the NYAG is memorialized in an Assurance of Discontinuation dated September 1, 2004 (“NYAG Order”). Among the key provisions of these agreements are the following:

(i)	The Adviser agreed to establish a $250 million fund (the “Reimbursement Fund”) to compensate mutual fund shareholders for the adverse effects of market timing attributable to market timing relationships described in the SEC Order. According to the SEC Order, the Reimbursement Fund is to be paid, in order of priority, to fund investors based on (i) their aliquot share of losses suffered by the fund due to market timing, and (ii) a proportionate share of advisory fees paid by such fund during the period of such market timing;

(ii)	The Adviser agreed to reduce the advisory fees it receives from some of the AllianceBernstein long-term, open-end retail funds, commencing January 1, 2004, for a period of at least five years; and

(iii)	The Adviser agreed to implement changes to its governance and compliance procedures. Additionally, the SEC Order contemplates that the Adviser’s registered investment company clients, including the Fund, will introduce governance and compliance changes.

The shares of the Fund are not redeemable by the Fund, but are traded on an exchange at prices established by the market. Accordingly, the Fund and its shareholders are not subject to the market timing practices described in the SEC Order and are not expected to participate in the Reimbursement Fund. Since the Fund is a closed-end fund, it will not have its advisory fee reduced pursuant to the terms of the agreements mentioned above.

On February 10, 2004, the Adviser received (i) a subpoena duces tecum from the Office of the Attorney General of the State of West Virginia and (ii) a request for information from West Virginia’s Office of the State Auditor, Securities Commission (the “West Virginia Securities Commission”) (together, the “Information Requests”). Both Information Requests require the Adviser to produce documents concerning, among other things, any market timing or late trading in the Adviser’s sponsored mutual funds. The Adviser responded to the Information Requests and has been cooperating fully with the investigation.

On April 11, 2005, a complaint entitled The Attorney General of the State of West Virginia v. AIM Advisors, Inc., et al. (“WVAG Complaint”) was filed against the Adviser, Alliance Capital Management Holding L.P. (“Alliance Holding”), and various other defendants not affiliated with the Adviser. The WVAG Complaint was filed in the Circuit Court of Marshall County, West Virginia by the Attorney General of the State of West Virginia. The WVAG Complaint makes factual allegations generally similar to those in certain of the complaints related to the lawsuits discussed above. On May 31, 2005, defendants removed the WVAG Complaint to the United States District Court for the Northern District of West Virginia. On July 12, 2005, plaintiff moved to remand. On October 19, 2005, the WVAG Complaint was transferred to the Mutual fund MDL.

On August 30, 2005, the deputy commissioner of securities of the West Virginia Securities Commission signed a “Summary Order to Cease and Desist, and Notice of Right to Hearing” addressed to the Adviser and Alliance Holding. The Summary Order claims that the Adviser and Alliance Holding violated the West Virginia Uniform Securities Act, and makes factual allegations generally similar to those in the SEC Order and the NYAG Order. The Adviser intends to vigorously defend against the allegations in the WVAG Complaint.

On June 22, 2004, a purported class action complaint entitled Aucoin, et al. v. Alliance Capital Management L.P., et al. (“Aucoin Complaint”) was filed against the Adviser, Alliance Capital Management Holding L.P., Alliance Capital Management Corporation, AXA Financial, Inc., AllianceBernstein Investment Research & Management, Inc., certain current and former directors of the AllianceBernstein Mutual Funds, and unnamed Doe defendants. The Aucoin Complaint names certain of the AllianceBernstein mutual funds as nominal defendants. The Fund was not named as a defendant in the Aucion Compliant. The Aucoin Complaint was filed in the United States District Court for the Southern District of New York by an alleged shareholder of an AllianceBernstein mutual fund. The Aucoin Complaint alleges, among other things, (i) that certain of the defendants improperly authorized the payment of excessive commissions and other fees from fund assets to broker-dealers in exchange for preferential marketing services, (ii) that certain of the defendants misrepresented and omitted from registration statements and other reports material facts concerning such payments, and (iii) that certain defendants caused such conduct as control persons of other defendants. The Aucoin Complaint asserts claims for violation of Sections 34(b), 36(b) and 48(a) of the Investment Company Act, Sections 206 and 215 of the Advisers Act, breach of common law fiduciary duties, and aiding and abetting breaches of common law fiduciary duties. Plaintiffs seek an unspecified amount of compensatory damages and punitive damages, rescission of their contracts with the Adviser, including recovery of all fees paid to the Adviser pursuant to such contracts, an accounting of all fund-related fees, commissions and soft dollar payments, and restitution of all unlawfully or discriminatorily obtained fees and expenses.

Since June 22, 2004, numerous additional lawsuits making factual allegations substantially similar to those in the Aucoin Complaint were filed against the Adviser and certain other defendants, and others may be filed.

On October 19, 2005, the District Court granted in part, and denied in part, defendants’ motion to dismiss the Aucoin Complaint and as a result the only claim remaining is plaintiffs’ Section 36(b).

The Adviser believes that these matters are not likely to have a material adverse effect on the Fund or the Adviser’s ability to perform advisory services relating to the Fund.

FINANCIAL HIGHLIGHTS

Selected Data For A Share Of Common Stock Outstanding Throughout Each Period

	Year Ended September 30,
	2005	2004(a)	2003	2002(b)	2001
Net asset value, beginning of period	$7.87	$7.68	$5.58	$6.33	$8.09
Income From Investment Operations
Net investment income(c)	0.65	0.76	0.81	0.84	0.98
Net realized and unrealized gain (loss) on investment transactions	0.43	0.23	2.10	(0.71)	(1.72)
Net increase (decrease) in net asset value from operations	1.08	0.99	2.91	0.13	(0.74)
Less: Dividends and Distributions
Dividends from net investment income	(0.67)	(0.80)	(0.81)	(0.85)	(0.95)
Tax return of capital	-0-	-0-	-0-	(0.03)	(0.07)
Total dividends and distributions	(0.67)	(0.80)	(0.81)	(0.88)	(1.02)
Net asset value, end of period	$8.28	$7.87	$7.68	$5.58	$6.33
Market value, end of period	$7.74	$7.87	$8.15	$6.29	$7.62
Premium/Discount	(0.07%)	0.00%	6.12%	12.72%	20.38%
Total Return
Total investment return based on:(d)
Market value	7.10%	6.91%	45.71%	(6.14)%	3.02%
Net asset value	14.57%	13.45%	54.77%	.23%	(10.08)%
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$178,560	$178,735	$173,182	$124,834	$140,110
Ratios to average net assets of:
Expenses	1.49%	1.44%	1.72%	2.12%	2.75%
Expenses, excluding interest expense(e)	1.13%	1.15%	1.21%	1.15%	1.13%
Net investment income	8.06%	9.76%	11.88%	10.81%	9.90%
Portfolio turnover rate	63%	95%	80%	63%	129%

(a)	As of October 1, 2003, the Fund has adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133. These interim payments are reflected within net realized and unrealized gain (loss) on swap contracts, however, prior to October 1, 2003, these interim payments were reflected within interest income/expense on the statement of operations. The effect of this change for the fiscal year ended September 30, 2005, was to decrease net investment income per share by $0.01 and increase net realized and unrealized gain (loss) on investment transactions per share by $0.01 and decrease the ratio of net investment income to average net assets by 0.14%.
(b)	As required, effective October 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on debt securities for financial statement reporting purposes only. The effect of this change for the year end September 30, 2002 was to decrease net investment income per share by $0.01, decrease net realized and unrealized loss on investment by $0.01 and decrease the ratio of net investment income to average net assets from 10.91% to 10.81%. Per share, ratios and supplemental data for periods prior to October 1, 2001 have not been restated to reflect this change in presentation.
(c)	Based on average shares outstanding.
(d)	Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.
(e)	Excludes net interest expense of .36%, .29%, .51%, .97%, 1.62% and 1.61%, respectively, on borrowings.

PORTFOLIO OF INVESTMENTS

September 30, 2004

	Principal Amount (000)	U.S. $ Value

SOVEREIGN DEBT OBLIGATIONS–63.0%

Argentina–2.1%
Republic of Argentina FRN
1.98%, 8/03/12(a)	$2,315	$1,710,785
6.00%, 3/31/23(b)	1,225	643,125
11.375%, 1/30/17(b)	175	53,375
11.75%, 6/15/15(b)	350	105,875
12.25%, 6/19/18(b)	833	244,926
15.50%, 12/19/08(a)(b)	3,093	927,900

		3,685,986

Brazil–13.7%
Republic of Brazil
7.72%, 6/29/09(a)	682	746,108
8.25%, 1/20/34	250	222,875
10.125%, 5/15/27	650	689,000
10.50%, 7/14/14	1,785	1,988,490
11.00%, 8/17/40(c)	5,546	6,214,293
12.00%, 4/15/10	1,350	1,606,500
12.75%, 1/15/20	1,145	1,451,287
Republic of Brazil-DCB FRN
Series L
2.125%, 4/15/12(a)	1,313	1,217,756
C-Bonds
8.00%, 4/15/14(c)	10,432	10,314,953

		24,451,262

Bulgaria–0.5%
Republic of Bulgaria
8.25%, 1/15/15(d)	451	556,985
8.25%, 1/15/15	355	438,425

		995,410

Colombia–2.7%
Republic of Colombia
8.25%, 12/22/14	510	503,625
10.75%, 1/15/13	237	271,721
11.75%, 2/25/20(c)	3,290	4,030,250

		4,805,596

Ecuador–0.9%
Republic of Ecuador
8.00%, 8/15/30(a)	1,805	1,471,075
8.00%, 8/15/30(a)(d)	75	61,125

		1,532,200

El Salvador–0.3%
Republic of El Salvador
7.625%, 9/21/34(d)	150	153,750
8.50%, 7/25/11(d)	400	444,400

		598,150

Indonesia–0.5%
Republic of Indonesia
6.75%, 3/10/14(d)	945	922,556

	Principal Amount (000)	U.S. $ Value
Jamaica–0.4%
Government of Jamaica
11.75%, 5/15/11	$565	$658,225
12.75%, 9/01/07	65	75,725

		733,950

Mexico–7.9%
United Mexican States
8.00%, 9/24/22(c)	4,472	5,042,180
8.125%, 12/30/19(c)	2,085	2,376,900
11.375%, 9/15/16(c)	4,508	6,638,030

		14,057,110

Panama–1.2%
Republic of Panama
8.875%, 9/30/27	200	209,400
9.375%, 4/01/29	306	342,567
9.625%, 2/08/11	300	344,700
10.75%, 5/15/20	1,050	1,248,450

		2,145,117

Peru–1.9%
Republic of Peru
8.375%, 5/03/16	775	806,000
9.125%, 2/21/12	1,300	1,443,000
9.875%, 2/06/15	979	1,125,850

		3,374,850

Philippines–2.0%
Republic of Philippines
8.25%, 1/15/14	25	24,600
9.00%, 2/15/13	100	103,000
9.875%, 1/15/19(c)	2,600	2,688,400
10.625%, 3/16/25	779	833,530

		3,649,530

Russia–19.5%
Ministry Finance of Russia
Series V
3.00%, 5/14/08	3,530	3,194,650
Series VII
3.00%, 5/14/11	1,420	1,127,196
Russian Federation
5.00%, 3/31/30(a)(d)	30,060	28,895,175
5.00%, 3/31/30(a)	1,775	1,706,219

		34,923,240

Turkey–3.1%
Republic of Turkey
9.875%, 3/19/08	400	449,000
11.50%, 1/23/12(c)	1,325	1,649,625
11.75%, 6/15/10	750	930,375
12.375%, 6/15/09(c)	2,000	2,490,000

		5,519,000

Ukraine–2.2%
Ukraine Government
6.875%, 3/04/11(d)	500	490,000
7.65%, 6/11/13	1,765	1,765,000
11.00%, 3/15/07	1,528	1,665,931

		3,920,931

	Principal Amount (000)	U.S. $ Value
Uruguay–0.7%
Republic of Uruguay
7.875%, 1/15/33	$1,483	$1,197,795

Venezuela–3.4%
Republic of Venezuela
5.375%, 8/07/10	975	878,963
9.25%, 9/15/27(c)	5,200	5,124,600

		6,003,563

Total Sovereign Debt Securities
(cost $90,396,410)		112,516,246

U.S. CORPORATE DEBT OBLIGATIONS–45.7%

Aerospace/Defense–0.7%
DRS Technologies, Inc.
6.875%, 11/01/13	325	338,000
K&F Industries, Inc.
Series B
9.625%, 12/15/10	175	194,687
Sequa Corp.
9.00%, 8/01/09	210	232,050
TD Funding Corp.
8.375%, 7/15/11	450	481,500

		1,246,237

Air Transportation–0.4%
American Trans Air, Inc.
6.99%, 4/15/16(d)	490	362,331
Series RJ04
9.558%, 9/01/19	283	283,377

		645,708

Automotive–1.3%
Dana Corp.
10.125%, 3/15/10	235	266,725
Dura Operating Corp.
Series D
9.00%, 5/01/09	392	348,880
HLI Operating, Inc.
10.50%, 6/15/10	266	289,940
Keystone Automotive Operations, Inc.
9.75%, 11/01/13	365	392,375
TRW Automotive, Inc.
9.375, 2/15/13	91	103,968
11.00%, 2/15/13	156	185,640
United Auto Group, Inc.
9.625%, 3/15/12	260	286,650
United Rentals North America, Inc.
6.50%, 2/15/12	494	475,475

		2,349,653

Broadcasting & Media–1.1%
Albritton Communications Co.
7.75%, 12/15/12	385	398,475
Emmis Operating Co.
6.875%, 5/15/12	335	347,563
PRIMEDIA, Inc.
8.00%, 5/15/13(d)	80	76,100
8.875%, 5/15/11	305	305,000

	Principal Amount (000)	U.S. $ Value
Radio One, Inc.
8.875%, 7/01/11	$235	$259,088
Sinclair Broadcast Group, Inc.
8.00%, 3/15/12	90	93,375
8.75%, 12/15/11	265	287,525
Young Broadcasting, Inc.
8.50%, 12/15/08	180	191,250

		1,958,376

Building & Real Estate–2.4%
Associated Materials, Inc.
11.25%, 3/01/14(d)(e)	935	680,212
Dayton Superior Corp.
10.75%, 9/15/08	180	192,600
D.R. Horton, Inc.
6.875%, 5/01/13	340	371,450
KB HOME
7.75%, 2/01/10	520	565,500
LNR Property Corp.
7.25%, 10/15/13	500	545,000
7.625%, 7/15/13	125	136,875
Meritage Corp.
9.75%, 6/01/11(a)	440	493,900
Nortek, Inc.
8.50%, 9/01/14(d)	490	513,275
Schuler Homes, Inc.
10.50%, 7/15/11	360	414,000
William Lyon Homes, Inc.
10.75%, 4/01/13	265	306,075

		4,218,887

Cable–2.6%
Cablevision Systems Corp.
8.00%, 4/15/12(d)	895	935,275
Charter Communications Operating LLC
8.00%, 4/30/12(d)	1,000	997,500
CSC Holdings, Inc.
6.75%, 4/15/12(d)	880	882,200
7.625%, 7/15/18	405	413,100
DirectTV Holdings LLC
8.375%, 3/15/13	285	324,187
Echostar DBS Corp.
6.375%, 10/01/11	650	658,125
Insight Midwest LP
9.75%, 10/01/09	380	397,100

		4,607,487

Chemicals–1.2%
Equistar Chemical Funding LP
10.125%, 9/01/08	520	586,300
10.625%, 5/01/11	130	148,200
Huntsman Advanced Materials LLC
11.00%, 7/15/10(d)	275	319,000
Huntsman International LLC
9.875%, 3/01/09	325	358,313
Resolution Performance Products LLC
9.50%, 4/15/10	410	423,325
Westlake Chemical Corp.
8.75%, 7/15/11	270	303,075

		2,138,213

	Principal Amount (000)	U.S. $ Value
Communications - Fixed–1.9%
Cincinnati Bell, Inc.
8.375%, 1/15/14	$535	$488,187
FairPoint Communications, Inc.
11.875%, 3/01/10	300	342,000
Qwest Communications International, Inc.
7.50%, 2/15/14(d)	205	188,088
Qwest Corp.
9.125%, 3/15/12(d)	1,420	1,562,000
Time Warner Telecom, Inc.
9.25%, 2/15/14*	875	870,625

		3,450,900

Communications - Mobile–1.9%
Iridium LLC Capital Corp.
Series B
14.00%, 7/15/05(b)	5,000	462,500
Nextel Communications, Inc.
6.875%, 10/31/13	480	499,200
7.375%, 8/01/15	430	462,250
9.50%, 2/01/11	465	527,775
PanAmSat Corp.
9.00%, 8/15/14(d)	690	717,600
Rural Cellular Corp.
8.25%, 3/15/12(d)	240	244,200
TeleCorp PCS, Inc.
10.625%, 7/15/10	203	225,514
Tritel PCS, Inc.
10.375%, 1/15/11	234	267,004

		3,406,043

Consumer Manufacturing–1.3%
Broder Brothers Co.
11.25%, 10/15/10	500	500,000
Jostens, Inc.
7.625%, 10/01/12(d)	275	276,375
12.75%, 5/01/10	605	680,195
K2, Inc
7.375%, 7/01/14(d)	355	376,300
Playtex Products, Inc.
8.00%, 3/01/11	315	333,900
St. John Knits International, Inc.
12.50%, 7/01/09	200	214,000

		2,380,770

Energy–3.1%
Belden & Blake Corp.
8.75%, 7/15/12(d)	340	362,100
Chesapeake Energy Corp.
7.75%, 1/15/15	350	381,500
Grant Prideco, Inc.
9.00%, 12/15/09	360	402,300
Hilcorp Energy
10.50%, 9/01/10(d)	770	852,775
Northwest Pipelines Corp.
8.125%, 3/01/10	310	347,587
Premco Refining Group, Inc.
9.50%, 2/01/13	250	294,375

	Principal Amount (000)	U.S. $ Value
Pride International, Inc.
7.375%, 7/15/14(d)	$395	$438,450
Southern Natural Gas Co.
7.35%, 2/15/31	365	360,438
8.875%, 3/15/10	290	326,250
Universal Compression, Inc.
7.25%, 5/15/10	220	233,200
Williams Cos., Inc.
7.625%, 7/15/19	1,345	1,472,775

		5,471,750

Entertainment & Leisure–0.5%
Gaylord Entertainment Co.
8.00%, 11/15/13	315	331,538
Universal City Development Partners
11.75%, 4/01/10	425	495,125

		826,663

Financial–2.0%
Crum & Foster Holdings Corp.
10.375%, 6/15/13	195	208,162
Markel Capital Trust I
Series B
8.71%, 1/01/46(f)	615	651,900
Nationwide CSN Trust
9.875%, 2/15/25(d)	1,000	1,067,831
PXRE Capital Trust I
8.85%, 2/01/27	510	525,300
Western Financial Bank
9.625%, 5/15/12	420	474,600
Williams Scotsman, Inc.
9.875%, 6/01/07	740	708,550

		3,636,343

Food/Beverage–1.1%
Del Monte Food Co.
8.625%, 12/15/12	145	161,312
9.25%, 5/15/11	255	280,500
DIMON, Inc.
7.75%, 6/01/13	110	107,250
Series B
9.625%, 10/15/11	395	416,725
Dole Food Company, Inc.
8.625%, 5/01/09(a)	240	261,600
8.875%, 3/15/11	145	157,687
Merisant Co.
9.50%, 7/15/13(d)	300	285,000
North Atlantic Trading Co.
9.25%, 3/01/12	250	240,000

		1,910,074

Gaming–3.3%
Ameristar Casinos, Inc.
10.75%, 2/15/09	215	244,025
Argosy Gaming Co.
9.00%, 9/01/11	220	246,950
Boyd Gaming Corp.
7.75%, 12/15/12	255	273,487
Harrah’s Operating Company, Inc.
7.875%, 12/15/05	215	227,631

	Principal Amount (000)	U.S. $ Value
MGM Mirage, Inc.
8.375%, 2/01/11*	$575	$634,656
Mandalay Resort Group
10.25%, 8/01/07	530	601,550
Mohegan Tribal Gaming
6.375%, 7/15/09	140	145,250
7.125%, 8/15/14(d)	695	728,012
Park Place Entertainment
7.00%, 4/15/13	305	339,313
7.875%, 3/15/10	135	152,550
9.375%, 2/15/07	230	257,025
Riviera Holdings Corp.
11.00%, 6/15/10	300	330,000
Seneca Gaming Corp.
7.25%, 5/01/12*	765	789,863
Turning Stone Casino Resort Enterprise
9.125%, 12/15/10(d)	270	291,600
Venetian Casino Resort, LLC
11.00%, 6/15/10	570	659,775

		5,921,687

Healthcare–3.1%
Alliance Imaging, Inc.
10.375%, 4/15/11*	395	429,069
Concentra Operating Corp.
9.125%, 6/01/12(d)	175	191,625
9.50%, 8/15/10	200	221,000
Extendicare Health Services
9.50%, 7/01/10	315	353,588
Genesis HealthCare Corp.
8.00%, 10/15/13	330	359,700
HCA, Inc.
7.875%, 2/01/11	455	514,566
Hanger Orthopedic Group, Inc.
10.375%, 2/15/09	595	547,400
IASIS Healthcare LLC
8.75%, 6/15/14(d)	490	513,275
PacifiCare Health Systems, Inc.
10.75%, 6/01/09	380	437,950
Select Medical Corp.
7.50%, 8/01/13	690	724,500
Tenet Healthcare Corp.
7.375%, 2/01/13	310	291,400
Triad Hospitals, Inc.
7.00%, 11/15/13	520	529,100
Universal Hospital Services, Inc.
10.125%, 11/01/11	440	446,600

		5,559,773

Hotels & Lodging–1.2%
Corrections Corp. of America
7.50%, 5/01/11	40	42,250
9.875%, 5/01/09	260	290,225
10.00%, 9/15/08	28	29,400
Host Marriott LP
9.25%, 10/01/07	100	112,000
9.50%, 1/15/07	310	343,325
La Quinta Corp.
8.875%, 3/15/11	375	420,000

	Principal Amount (000)	U.S. $ Value
Starwood Hotels & Resorts Worldwide, Inc.
7.875%, 5/01/12	$400	$452,500
Vail Resorts, Inc.
6.75%, 2/15/14	355	358,550

		2,048,250

Index–2.5%
Dow Jones CDX HY
7.75%, 12/29/09(d)*	4,500	4,556,250

Industrial–2.5%
AMSTED Industries, Inc.
10.25%, 10/15/11(d)	465	511,500
Case New Holland, Inc.
9.25%, 8/01/11(d)	645	722,400
FastenTech, Inc.
11.50%, 5/01/11(d)	325	365,625
Flowserve Corp.
12.25%, 8/15/10	370	419,950
H & E Equipment/Finance
11.125%, 6/15/12	600	618,000
NMHG Holding Co.
10.00%, 5/15/09	220	242,000
SPX Corp.
7.50%, 1/01/13	205	208,331
Terex Corp.
10.375%, 4/01/11	375	423,750
Trinity Industries, Inc.
6.50%, 3/15/14	530	522,050
TriMas Corp.
9.875, 6/15/12	470	487,625

		4,521,231

Metals/Mining–0.7%
AK Steel Corp.
7.875%, 2/15/09	355	352,337
International Steel Group, Inc.
6.50%, 4/15/14(d)	437	437,000
Peabody Energy Corp.
6.875%, 3/15/13	380	410,400

		1,199,737

Paper & Packaging–3.0%
Ball Corp.
6.875%, 12/15/12	1,000	1,065,000
Berry Plastics Corp.
10.75%, 7/15/12	390	440,700
Crown Paper Co.
11.00%, 9/01/05(b)	5,000	1
Georgia-Pacific Corp.
9.375%, 2/01/13*	715	841,913
Graphic Packaging Int’l Corp.
9.50%, 8/15/13	655	748,338
Greif Bros. Corp.
8.875%, 8/01/12	260	289,900
Owens-Brockway Glass Container, Inc.
8.875%, 2/15/09	735	799,312
Pliant Corp.
11.125%, 9/01/09	520	540,800
Russell-Stanley Holdings, Inc.
9.00%, 11/30/08(d)(g)	855	85,449

	Principal Amount (000)	U.S. $ Value
Stone Container Corp.
9.25%, 2/01/08	$535	$597,863
9.75%, 2/01/11	12	13,290

		5,422,566

Publishing–1.3%
American Media, Inc.
8.875%, 1/15/11	105	108,937
10.25%, 5/01/09	475	499,937
Dex Media East LLC
9.875%, 11/15/09	110	126,500
12.125%, 11/15/12	195	242,775
Dex Media West LLC
8.50%, 8/15/10	160	181,600
9.875%, 8/15/13	571	670,925
PEI Holdings, Inc.
11.00%, 3/15/10	143	166,059
RH Donnelley, Inc.
10.875%, 12/15/12(d)	255	309,188

		2,305,921

Restaurants–0.1%
Domino’s, Inc.
8.25%, 7/01/11	237	256,552

Retail–0.4%
J.C. Penney Corporation, Inc.
8.00%, 3/01/10	455	518,131
Petro Stopping Centers LP
9.00%, 2/15/12	250	265,000

		783,131

Service–1.1%
Allied Waste North America
8.50%, 12/01/08	80	86,800
8.875%, 4/01/08	600	651,000
Iron Mountain, Inc.
7.75%, 1/15/15	115	121,900
8.625%, 4/01/13	350	379,750
National Waterworks, Inc.
10.50%, 12/01/12	235	266,725
Service Corp. International
6.50%, 3/15/08	240	249,900
7.70%, 4/15/09	240	258,600

		2,014,675

Supermarket & Drugstore–1.4%
Couche-Tard, Inc.
7.50%, 12/15/13	298	317,370
Pathmark Stores, Inc.
8.75%, 2/01/12*	610	570,350
Rite Aid Corp.
9.25%, 6/01/13	75	76,875
9.50%, 2/15/11	615	676,500
Roundy’s, Inc.
Series B
8.875%, 6/15/12	250	269,375
Stater Bros. Holdings, Inc.
8.125%, 6/15/12(d)	595	623,263

		2,533,733

	Principal Amount (000)	U.S. $ Value
Technology–1.8%
Amkor Technologies, Inc.
7.75%, 5/15/13	$1,165	$955,300
Fairchild Semiconductor
10.50%, 2/01/09	470	502,900
ON Semiconductor Corp.
12.00%, 3/15/10	465	534,750
Unisys Corp.
6.875%, 3/15/10	1,000	1,042,500
7.875%, 4/01/08	185	190,088

		3,225,538

Transportation–0.1%
Horizon Lines, LLC
9.00%, 11/01/12(d)	195	205,725

Utilities - Electric & Gas–1.7%
AES Corporation
8.75%, 5/15/13(d)	65	73,287
9.00%, 5/15/15(d)	105	118,387
10.00%, 7/15/05(d)	172	174,224
Calpine Corp.
8.50%, 7/15/10(d)	715	546,975
Dynegy Holdings, Inc.
10.125%, 7/15/13(d)	305	350,750
NRG Energy, Inc.
8.00%, 12/15/13(d)	490	524,912
Ormat Funding Corp.
8.25%, 12/30/20(d)	395	390,607
PG&E Corp.
6.875%, 7/15/08	370	400,525
SEMCO Energy, Inc.
7.125%, 5/15/08	125	131,875
7.75%, 5/15/13	235	253,213

		2,964,755

Total U.S. Corporate Debt Obligations (cost $90,625,683)		81,766,628

NON-U.S. CORPORATE DEBT OBLIGATIONS–8.6%

Bahamas–0.2%
Sun International Hotels, Ltd.
8.875%, 8/15/11	245	268,581

Bermuda–0.4%
NCL Corp
10.625%, 7/15/14(d)	685	717,538

Brazil–0.7%
PF Export Receivables Master Trust
6.436%, 6/01/15(d)	1,309	1,313,608

Canada–1.0%
Celestica, Inc.
7.875%, 7/01/11	610	632,875
Fairfax Financial Holdings
7.375%, 4/15/18	250	202,500
7.75%, 4/26/12	285	257,925
Intrawest Corp.
7.50%, 10/15/13	195	202,069
10.50%, 2/01/10	140	151,200

	Principal Amount (000)	U.S. $ Value
Russel Metals, Inc.
6.375%, 3/01/14	$345	$345,000

		1,791,569

France–0.3%
Crown Euro Holdings S.A.
9.50%, 3/01/11	405	451,575

Great Britian–0.6%
Inmarsat Finance PLC
7.625%, 6/30/12(d)	560	555,800
Royal & Sun Alliance Insurance Group PLC
8.95%, 10/15/29	420	522,510

		1,078,310

Ireland–0.4%
Eircom Funding
8.25%, 8/15/13	230	251,850
MDP Acquisitions PLC
9.625%, 10/01/12	390	440,700

		692,550

Kazakhstan–0.4%
Hurricane Finance BV
9.625%, 2/12/10(d)	400	432,000
Kazkommerts International BV
8.50%, 4/16/13(d)	350	355,250

		787,250

Liberia–0.4%
Royal Caribbean Cruises, Ltd.
8.00%, 5/15/10	625	703,906

Mexico–2.6%
Innova S. de R.L.
9.375%, 9/19/13	2,865	3,115,687
12.875%, 4/01/07	1,003	1,025,772
Vitro Envases Norteamerica
10.75%, 7/23/11(d)	420	411,600

		4,553,059

Romania–0.3%
Mobifon Holdings BV
12.50%, 7/31/10	425	497,250

Russia–1.1%
Gazprom OAO
9.625%, 3/01/13(d)	150	166,500
Mobile Telesystems Finance S.A.
9.75%, 1/30/08	525	561,750
9.75%, 1/30/08(d)	100	106,250
10.95%, 12/21/04	1,105	1,116,050
Tyumen Oil
11.00%, 11/06/07(d)	70	78,575

		2,029,125

Singapore–0.2%
Flextronics International, Ltd.
6.50%, 5/15/13	425	434,563

Total Non-U.S. Corporate Debt Obligations (cost $14,393,799)		15,318,884

	Principal Amount (000)	U.S. $ Value
NON-CONVERTIBLE PREFERRED STOCK–0.7%
Sovereign Real Estate Investment Trust
12.00%(d)	$870	$1,278,900

Total Non-Convertible Preferred Stock (cost $818,725)		1,278,900

	Contracts(h), or Shares

WARRANTS(i)–0.0%
Central Bank of Nigeria
Warrants, expiring 11/15/20(i)	1,000	0
Republic of Venezuela
Warrants, expiring 4/15/20(i)	7,140	0

Total Warrants (cost $0)		0

CALL OPTIONS PURCHASED(i)–0.0%
Republic of Brazil C-Bonds
Expiring Oct ‘04 @ 111.50	150,000	2,850
Expiring Oct ‘04 @ 112.50	300,000	4,500
Expiring Oct ‘04 @ 113.00	300,000	3,900

Total Call Options Purchased (cost $14,595)		11,250

Total Investments Before Security Lending Collateral–118.0% (cost $196,249,212)		210,891,908

Investments of Cash Collateral for
Securities Loaned–2.1%

Short-Term Investment
UBS Private Money Market Fund, LLC 1.66% (cost $3,828,575)	3,828,575	3,828,575

Total Investments–120.1% (cost $200,077,787)		214,720,483
Other Assets Less Liabilities–(20.1)%		(35,984,991)

Net Assets-100.0%		$178,735,492

CREDIT DEFAULT SWAP CONTRACTS (see Note C)
Swap Counterparty & Reference Obligation	Notional Amount (000)	Interest Rate	Termination Date	Unrealized Appreciation/ (Depreciation)

Buy Contracts:
Citigroup Global Markets, Inc.
Federal Republic of Hungary
4.50%, 2/06/13	350	0.50%	11/26/13	$(7,436)
Citigroup Global Markets, Inc.
Federal Republic of Philippines
10.625%, 3/16/25	510	5.60	3/20/14	(12,001)
JP Morgan Chase Bank
Federal Republic of Ecuador
7.00%, 8/15/30	275	3.70	4/30/05	(7,478)

Sale Contracts:
Citigroup Global Markets, Inc.
Federal Republic of Brazil
12.25%, 3/06/30	1,000	6.35	8/20/05	58,508

CREDIT DEFAULT SWAP CONTRACTS (see Note C) (continued)
Swap Counterparty & Reference Obligation	Notional Amount (000)	Interest Rate	Termination Date	Unrealized Appreciation/ (Depreciation)
Citigroup Global Markets, Inc.
Federal Republic of Brazil
12.25%, 3/06/30	900	4.40%	5/20/06	$58,610
Credit Suisse First Boston Int’l.
Federal Republic of Brazil
12.25%, 3/06/30	750	6.90	6/20/07	92,625
Morgan Stanley Dean Witter
Federal Republic of Brazil
12.25%, 3/06/30	680	3.80	8/20/06	24,763
Citigroup Global Markets, Inc.
Federal Republic of Philippines
10.625%, 3/16/25	510	4.95	3/20/09	13,190
Citigroup Global Markets, Inc.
Federal Republic of Mexico
8.30%, 8/15/31	750	2.40	5/20/14	56,625
Citigroup Global Markets, Inc.
Federal Republic of Mexico
8.30%, 8/15/31	1,100	2.05	5/20/09	58,797

REVERSE REPURCHASE AGREEMENTS (see Note C)
Broker	Interest Rate	Maturity	Amount
Barclays Securities	1.50%	12/30/05	$2,275,189
Barclays Securities	1.40	12/30/05	4,410,343
Chase Manhattan Bank	0.25	12/30/05	6,472,665
Chase Manhattan Bank	0.75	12/30/05	2,556,250
Chase Manhattan Bank	1.65	12/30/05	2,480,796
Chase Manhattan Bank	1.65	12/30/05	1,234,500
Citigroup Global Markets, Inc	0.75	12/30/05	9,290,508
Citigroup Global Markets, Inc	1.35	12/30/05	5,467,977
Merrill Lynch	1.40	12/30/05	3,585,000
Merrill Lynch	1.70	12/30/05	962,891
Santander Investment Securities	1.70	12/30/05	3,740,751

			$42,476,870

*	Represents entire or partial securities out on loan. See Note F for securities lending information.
(a)	Coupon changes periodically based upon a predetermined schedule. Stated interest rate in effect at September 30, 2004.
(b)	Security is in default and is non-income producing.
(c)	Positions, or portions thereof, with an aggregate market value of $42,597,463 have been segregated to collateralize reverse repurchase agreements.
(d)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. These securities are considered liquid and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At September 30, 2004, the aggregate market value of these securities amounted to $59,711,229 or 33.4% of net assets.
(e)	Indicates a security that has a zero coupon that remains in effect until a predetermined date at which time the stated coupon rate becomes effective until final maturity.
(f)	Illiquid security, valued at fair market value (see Note A).
(g)	Security exempt from registration under Rule 144A of the Securities Act of 1933. This security, which represents 0.05% of net assets as of September 30, 2004, is considered illiquid and restricted.

Restricted Security	Acquisition Date	Acquisition Cost	Market Value	Percentage of Net Assets
Russell-Stanley Holdings, Inc.	2/26/99–	$4,978,465	$85,449	0.05%
9.00%; 11/30/08	8/16/04
(h)	One contract relates to principal amount of $1.00.
(i)	Non-income producing security.

Glossary of Terms:

DCB – Debt Conversion Bond

FRN – Floating Rate Note

See notes to financial statements.

STATEMENT OF ASSETS & LIABILITIES

September 30, 2004

Assets
Investments in securities, at value (cost $200,077,787-including investment of cash collateral for securities loaned of $3,828,575)	$214,720,483 (a)
Cash	3,043,614
Receivable for investment securities sold	7,508,869
Interest and dividends receivable	4,091,523
Unrealized appreciation on credit default swap contracts	363,118
Prepaid expenses	9,570

Total assets	229,737,177

Liabilities
Reverse repurchase agreements	42,476,870
Payable for collateral received on securities loaned	3,828,575
Due to broker	3,115,728
Payable for investment securities purchased	1,305,371
Advisory fee payable	123,279
Unrealized depreciation on credit default swap contracts	26,915
Administrative fee payable	19,727
Accrued expenses and other liabilities	105,220

Total liabilities	51,001,685

Net Assets	$178,735,492

Composition of Net Assets
Common stock, at par	$226,977
Additional paid-in capital	296,774,513
Distributions in excess of net investment income	(382,449)
Accumulated net realized loss on investment transactions	(132,862,448)
Net unrealized appreciation of investments	14,978,899

$178,735,492

Net Asset Value Per Share (based on 22,697,719 shares outstanding)	$7.87

(a)	Includes securities on loan with a value of $3,674,409 (see Note F)

See notes to financial statements.

STATEMENT OF OPERATIONS

Year Ended September 30, 2004

Investment Income
Interest	$19,551,527
Dividends	172,190	$19,723,717

Expenses
Advisory fee	1,320,701
Administrative fee	251,049
Custodian	117,577
Audit and legal	112,883
Printing	64,772
Transfer agency	46,447
Directors’ fees	33,857
Registration	26,125
Miscellaneous	45,616

Total expenses before interest	2,019,027
Interest expense	525,478

Total expenses		2,544,505

Net investment income		17,179,212

Realized and Unrealized Gain (Loss) on Investment Transactions
Net realized gain on:
Investment transactions		11,701,009
Swap contracts		2,295,256
Written options		224,373
Net change in unrealized appreciation/depreciation of:
Investments		(8,367,899)
Swap contracts		(634,097)

Net gain on investment transactions		5,218,642

Net Increase in Net Assets from Operations		$22,397,854

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended September 30, 2004

Increase (Decrease) in Net Assets Resulting from Operations
Net investment income	$17,179,212
Net realized gain on investment transactions	14,220,638
Net change in unrealized appeciation/depreciation of investments	(9,001,996)

Net increase in net assets from operations	22,397,854

Dividends and Distributions to Shareholders from
Net investment income	(18,071,829)

Common Stock Transactions
Reinvestment of dividends resulting in the issuance of Common Stock	1,227,800

Total increase	5,553,825

Net Assets
Beginning of period	173,181,667

End of period (including distributions in excess of net investment income of $382,449 and $123,407, respectively.)	$178,735,492

See notes to financial statements.

STATEMENT OF CASH FLOWS

Year Ended September 30, 2004

Increase (Decrease) in Cash from Operation Activities:
Interest and dividends received	$19,354,791
Interest expense paid	(572,479)
Operating expenses paid	(2,057,932)

Net increase in cash from operating activities		$16,724,380

Investing Activities:
Purchases of long-term investments	(215,236,454)
Proceeds from disposition of long-term investments	227,660,021
Proceeds from disposition of short-term investments, net
Cash collateral received on securities loaned	3,828,575
Net premium received on option transactions	78,104
Net premium received on swaps transactions	2,295,256
Net increase in cash from investing activities		18,625,502

Financing Activities:*
Cash dividends paid	(16,844,029)
Proceeds from reverse repurchase agreements	(16,155,022)
Net decrease in cash from financing activities		(32,999,051)

Net increase in cash		2,350,831
Cash at beginning of period		692,783

Cash at end of period		$3,043,614

Reconciliation of Net Increase in Net Assets from Operations to Net Increase in Cash from Operating Activities:
Net increase in net assets from operations		$22,397,854

Adjustments:
Decrease in dividends and interest receivable	$1,475,867
Accretion of bond discount and amortization of bond premium	(1,844,793)
Decrease in accrued expenses and other assets	(38,905)
Decrease in interest payable	(47,001)
Net realized gain on investment transactions	(14,220,638)
Net change in unrealized appreciation/depreciation of investments	9,001,996

Total adjustments		(5,673,474)

Net Increase in Cash from Operating Activities		$16,724,380

*	Non-cash financing activities not included herein consist of reinvestment of dividends and distributions.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

September 30, 2004

NOTE A

Significant Accounting Policies

ACM Managed Dollar Income Fund, Inc. (the “Fund”) was incorporated under the laws of the State of Maryland on August 10, 1993 and is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. The financial statements have been prepared in conformity with U.S. generally accepted accounting principles, which requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements and amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund.

1. Security Valuation

Portfolio securities are valued at their current market value determined on the basis of market quotations or, if market quotations are not readily available or are deemed unreliable, at “fair value” as determined in accordance with procedures established by and under the general supervision of the Fund’s Board of Directors.

In general, the market value of securities which are readily available and deemed reliable are determined as follows. Securities listed on a national securities exchange or on a foreign securities exchange are valued at the last sale price at the close of the exchange or foreign securities exchange. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. Securities listed on more than one exchange are valued by reference to the principal exchange on which the securities are traded; securities not listed on an exchange but traded on The NASDAQ Stock Market, Inc. (“NASDAQ”) are valued in accordance with the NASDAQ Official Closing Price; listed put or call options are valued at the last sale price. If there has been no sale on that day, such securities will be valued at the closing bid prices on that day; open futures contracts and options thereon are valued using the closing settlement price or, in the absence of such a price, the most recent quoted bid price. If there are no quotations available for the day of valuation, the last available closing settlement price is used; securities traded in the over-the-counter market, (OTC) (but excluding securities traded on NASDAQ) are valued at the mean of the current bid and asked prices as reported by the National Quotation Bureau or other comparable sources; U.S. Government securities and other debt instruments having 60 days or less remaining until maturity are valued at amortized cost if their original maturity was 60 days or less; or by amortizing their fair value as of the 61st day prior to maturity if their original term to maturity exceeded 60 days; fixed-income securities, including mortgage backed and asset backed securities, may be valued on the basis of prices provided by a pricing service or at a price obtained from one or more of the major broker/dealers. In cases where broker/dealer quotes are obtained, Alliance Capital Management, L.P. (the “Adviser”) may establish procedures whereby changes in market yields or spreads are used to adjust, on a daily basis, a recently obtained quoted price on a security; and OTC and other derivatives are valued on the basis of a quoted bid price or spread from a major broker/dealer in such security.

Securities for which market quotations are not readily available (including restricted securities) or are deemed unreliable are valued at fair value. Factors considered in making this determination may include, but are not limited to, information obtained by contacting the issuer, analysts, analysis of the issuer’s financial statements or other available documents. In addition, the Fund may use fair value pricing for securities primarily traded in non-U.S. markets because, most foreign markets close well before the Fund values its securities at 4:00 p.m., Eastern Time. The earlier close of these foreign markets gives rise to the possibility that significant events, including broad market moves, may have occurred in the interim and may materially affect the value of those securities.

2. Taxes

It is the Fund’s policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income and net realized gains, if any, to shareholders. Therefore, no provisions for federal income or excise taxes are required. The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or required. Taxes are accrued and applied to net investment income, net realized gains and net unrealized appreciation/depreciation as such income and/or gains are earned.

3. Investment Income and Investment Transactions

Interest income is accrued daily. Dividend income is recorded on the ex-dividend date or as soon as the Fund is informed of the dividend. Investment transactions are accounted for on the date the securities are purchased or sold. Investment gains and losses are determined on the identified cost basis. The Fund accretes discounts as adjustments to interest income. Additionally, the Fund amortizes premiums on debt securities for financial statement reporting purposes only.

4. Dividends and Distributions

Dividends and distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in conformity with U.S. generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.

5. Repurchase Agreements

The Fund’s custodian or designated subcustodian will take control of securities as collateral under repurchase agreements and determine on a daily basis that the value of such securities are sufficient to cover the value of the repurchase agreements. If the seller defaults and the value of collateral declines, or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of collateral by the Fund may be delayed or limited.

NOTE B

Advisory, Administrative Fees and Other Transactions with Affiliates

Under the terms of an Investment Advisory Agreement, the Fund pays the Adviser an advisory fee at an annual rate of .75 of 1% of the average adjusted weekly net assets of the Fund. Such fee is accrued daily and paid monthly. Under the terms of a Shareholder Inquiry Agency Agreement with Alliance

Global Investor Services, Inc. (AGIS), a wholly-owned subsidiary of the Adviser, the Fund reimburses AGIS for costs relating to servicing phone inquiries on behalf of the Fund. During the year ended September 30, 2004, the Fund reimbursed $265 to AGIS.

Under the terms of an Administration Agreement, the Fund paid Princeton Administrators, L.P. (the “Administrator”) a fee at an annual rate of .15 of 1% of the average adjusted weekly net assets of the Fund for the period September 1, 2003 through June 30, 2004. Effective July 1, 2004, this fee was reduced so as to charge the Fund at a reduced annual rate of .12 of 1% of the average adjusted weekly net assets of the Fund but in no event less than $12,500 per month. Such fee is accrued daily and paid monthly. The Administrator prepares certain financial and regulatory reports for the Fund and provides clerical and other services.

NOTE C

Investment Transactions

Purchases and sales of investment securities (excluding short-term investments) for the year ended September 30, 2004, were as follows:

	Purchases		Sales
Investment securities (excluding U.S. government securities)	$209,461,003		$230,120,754
U.S. government securities	-0	-	-0	-

At September 30, 2004, the cost of investments for federal income tax purposes, gross unrealized appreciation and gross unrealized depreciation (excluding written options and swap contracts) are as follows:

Cost	$201,224,761

Gross unrealized appreciation	$28,690,049
Gross unrealized depreciation	(15,194,327)

Net unrealized appreciation	$13,495,722

1. Option Transactions

For hedging and investment purposes, the Fund may purchase and write (sell) put and call options on U.S. and foreign government securities and foreign currencies that are traded on U.S. and foreign securities exchanges and over-the-counter markets.

The risk associated with purchasing an option is that the Fund pays a premium whether or not the option is exercised. Additionally, the Fund bears the risk of loss of the premium and a change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of call options is increased by the premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premiums paid.

When the Fund writes an option, the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current market value of the option written. Premiums received from written options which expire unexercised are recorded by the Fund on the expiration date as realized gains from options written. The difference between the premium received and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium received is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium received is added to the proceeds from the sale of the underlying security or currency in determining whether the Fund has realized a gain or loss. If a put option is exercised, the premium received reduces the cost basis of the security or currency purchased by the Fund. In writing an option, the Fund bears the market risk of an unfavorable change in the price of the security or currency underlying the written option. Exercise of an option written by the Fund could result in the Fund selling or buying a security or currency at a price different from the current market value.

Transactions in written options for the year ended September 30, 2004 were as follows:

	Number of Contracts (000)		Premiums Received
Options outstanding at September 30, 2003	-0	-	$-0	-
Options written	12,258		224,373
Options exercised	(770)		(11,935)
Options terminated in closing purchase transactions	-0	-	-0	-
Options expired	(11,488)		(212,438)

Options outstanding at September 30, 2004	-0	-	$-0	-

2. Swap Agreements

The Fund may enter into swaps on sovereign debt obligations to hedge its exposure to interest rates and credit risk or for investment purposes. A swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

Risks may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net interest payment to be received by the Fund, and/or the termination value at the end of the contract. Therefore the Fund considers the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying securities.

As of October 1, 2003, the Portfolios have adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133. The Fund accrues for the interim payments on swap contracts on a daily basis, with the net amount recorded within unrealized appreciation/depreciation of swap contracts on the statement of assets and liabilities. Once the interim payments are settled in cash, the net amount is recorded as realized gain/loss on swaps, in addition to realized gain/loss recorded upon the termination of swaps contracts on the statements of operations. Prior to October 1, 2003, these interim payments were reflected within interest income in the statement of operations. Fluctuations in the value of swap contracts are recorded as a component of net change in unrealized appreciation/depreciation of investments.

The Fund may enter into credit default swaps. The Fund may purchase credit protection on the referenced obligation of the credit default swap (“Buy Contract”) or provide credit protection on the referenced obligation of the credit default swap (“Sale Contract”). A sale/(buy) in a credit default swap provides upon the occurrence of a credit event, as defined in the swap agreement, for the Fund to buy/(sell) from/(to) the counterparty at the notional amount (the “Notional Amount”) and receive/(deliver) the principal amount of the referenced obligation. If a credit event occurs, the maximum payout amount for a Sale Contract is limited to the Notional Amount of the swap contract (“Maximum Payout Amount”). During the term of the swap agreement, the Fund receives/(pays) semi-annual fixed payments from/(to) the respective counterparty, calculated at the agreed upon interest rate applied to the Notional Amount. These interim payments are recorded within unrealized appreciation/depreciation of swap contracts on the statement of assets and liabilities.

Credit default swaps may involve greater risks than if a Fund had invested in the referenced obligation directly. Credit default swaps are subject to general market risk, liquidity risk, counterparty risk and credit risk. If the Fund is a buyer and no credit event occurs, it will lose its investment. In addition, if the Fund is a seller and a credit event occurs, the value of the referenced obligation received by the Fund coupled with the periodic payments previously received, may be less than the Maximum Payout Amount it pays to the buyer, resulting in a loss to the Fund.

At September 30, 2004, the Fund had Sale Contracts outstanding with Maximum Payout Amounts aggregating $5,690,000, with net unrealized appreciation of $363,118 and terms ranging from 1 year to 10 years, as reflected in the portfolio of investments.

In certain circumstances, the Fund may hold Sale Contracts on the same referenced obligation and with the same counterparty it has purchased credit protection, which may reduce its obligation to make payments on Sale Contracts, if a credit event occurs. The Fund had Buy Contracts outstanding with a Notional Amount of $510,000 with respect to the same referenced obligation and same counterparty of certain Sale Contracts outstanding, which reduced its obligation to make payments on Sale Contracts to $5,180,000 as of September 30, 2004.

3. Reverse Repurchase Agreements

Under a reverse repurchase agreement, the Fund sells securities and agrees to repurchase them at a mutually agreed upon date and price. At the time the Fund enters into a reverse repurchase agreement, it will establish a segregated account with the custodian containing liquid assets having a value at least equal to the repurchase price.

For the year ended September 30, 2004, the average amount of reverse repurchase agreements outstanding was $56,493,655 and the daily weighted average annual interest rate was 0.93%.

NOTE D

Capital Stock

There are 300,000,000 shares of $.01 par value common stock authorized of which 22,697,719 shares were issued and outstanding at September 30, 2004. During the year ended September 30, 2004 and the year ended September 30, 2003, the Fund issued 157,097 and 182,814 shares, respectively, in connection with the Fund’s dividend reinvestment plan.

NOTE E

Risks Involved in Investing in the Fund

Interest Rate Risk and Credit Risk-Interest rate risk is the risk that changes in interest rates will affect the value of the Fund’s investments in fixed-income debt securities such as bonds or notes. Increases in interest rates may cause the value of the Fund’s investments to decline. Credit risk is the risk that the issuer or guarantor of a debt security, or the counterparty to a derivative contract, will be unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. The degree of risk for a particular security may be reflected in its credit risk rating. Credit risk is greater for medium quality and lower-rated securities. Lower-rated debt securities and similar unrated securities (commonly known as “junk bonds”) have speculative elements or are predominantly speculative risks.

Concentration of Risk — Investing in securities of foreign companies and foreign governments involves special risks which include the possibility of future political and economic developments which could adversely affect the value of such securities. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the United States government.

The Fund invests in the Sovereign Debt Obligations of countries that are considered emerging market countries at the time of purchase. Therefore, the Fund is susceptible to governmental factors and economic and debt restructuring developments adversely affecting the economics of these emerging market countries. In addition, these debt obligations may be less liquid and subject to greater volatility than debt obligations of more developed countries.

Indemnification Risk — In the ordinary course of business, the Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is unknown. However, the Fund has not had prior claims or losses pursuant to these indemnification provisions and expects the risk of loss there-under to be remote.

NOTE F

Securities Lending

The Fund has entered into a securities lending agreement with AG Edwards & Sons, Inc. (the “Lending Agent”). Under the terms of the agreement, the Lending Agent, on behalf of the Fund, administers the lending of port f olio securities to certain broker-dealers. In return, the Fund receives fee income from the lending transactions or it retains a portion of interest on the investment of any cash received as collateral. The Fund also continues to receive dividends or interest on the securities loaned. Unrealized gain or loss on the value of the securities loaned that may occur during the term of the loan will be reflected in the accounts of the Fund. All loans are continuously secured by collateral exceeding the value of the securities loaned. All collateral consists of either cash or U.S. Government securities. The Lending Agent may invest the cash collateral received in accordance with the investment restrictions of the Fund in one or more of the following investments: U.S. Government or U.S. Government agency obligations, bank obligations, corporate debt obligations, asset-backed securities, structured products, repurchase agreements and an eligible money market fund. The Lending Agent will indemnify the Fund for any loss resulting from a borrower’s failure to return a loaned security when due. As of September 30, 2004, the Fund had loaned securities with a value of $3,674,409 and received cash collateral of $3,828,575, which was invested in a money market fund as included in the portfolio of investments. For the year ended September 30, 2004, the Fund earned fee income of $20,102, which is included in interest income in the accompanying statement of operations.

NOTE G

Distributions to Shareholders

The tax character of the distributions paid to shareholders during the fiscal years ended September 30, 2004 and September 30, 2003 were as follows:

	2004		2003
Distributions paid from:
Ordinary income	$18,071,829		$18,177,141

Total taxable distributions	18,071,829		18,177,141
Tax return of capital	-0	-	-0	-

Total distributions paid	$18,071,829		$18,177,141

As of September 30, 2004, the components of accumulated earnings/(deficit) on a tax basis were as follows:

Accumulated capital and other losses	$(132,040,578	)(a)
Unrealized appreciation/(depreciation)	13,774,580	(b)

Total accumulated earnings/(deficit)	$(118,265,998)

(a)	On September 30, 2004, the Fund had a net capital loss carryforward of $132,040,578 of which $43,032,718 expires in the year 2007, $24,635,181 expires in the year 2008, $10,899,598 expires in the year 2009, $33,249,705 expires in 2010 and $20,223,376 expires in the year 2011. To the extent future capital gains are offset by capital loss carryforwards, such gains will not be distributed. During the fiscal year, the Fund utilized capital loss carryforwards of $14,423,021
(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales, the difference between book and tax amortization methods for premium and the difference between book and tax treatment of swap income.

During the current fiscal year, permanent differences, primarily due to distributions in excess of net investment income, the tax character of paydown gains/losses, tax treatment of swap income and the tax treatment of bond premium, resulted in a net decrease in distributions in excess of net investment income, a net increase in accumulated net realized loss on investments and a decrease in additional paid-in capital. This reclassification had no effect on net assets.

NOTE H

Legal Proceedings

As has been previously reported, the staff of the U.S. Securities and Exchange Commission (“SEC”) and the Office of the New York Attorney General (“NYAG”) have been investigating practices in the mutual fund industry identified as “market timing” and “late trading” of mutual fund shares. Certain other regulatory authorities have also been conducting investigations into these practices within the industry and have requested that the Adviser provide information to them. The Adviser has been cooperating and will continue to cooperate with all of these authorities. The shares of the Fund are not redeemable by the Fund, but are traded on an exchange at prices established by the market. Accordingly, the Fund and its shareholders are not subject to the market timing and late trading practices that are the subject of the investigations mentioned above or the lawsuits described below. Please see below for a description of the agreements reached by the Adviser and the SEC and NYAG in connection with the investigations mentioned above.

Numerous lawsuits have been filed against the Adviser and certain other defendants in which plaintiffs make claims purportedly based on or related to the same practices that are the subject of the SEC and NYAG investigations referred to above. Some of these lawsuits name the Fund as a party. The lawsuits are now pending in the United States District Court for the District of Maryland pursuant to a ruling by the Judicial Panel on Multidistrict Litigation transferring and centralizing all of the mutual funds involving market and late trading in the District of Maryland. Management of the Adviser believes that these private lawsuits are not likely to have a material adverse effect on the results of operations or financial condition of the Fund.

On December 18, 2003, the Adviser confirmed that it had reached terms with the SEC and the NYAG for the resolution of regulatory claims relating to the practice of “market timing” mutual fund shares in some of the AllianceBernstein Mutual Funds. The agreement with the SEC is reflected in an Order of the Commission (“SEC Order”). The agreement with the NYAG is memorialized in an Assurance of Discontinuance dated September 1, 2004 (“NYAG Order”). Among the key provisions of these agreements are the following:

(i)	The Adviser agreed to establish a $250 million fund (the “Reimbursement Fund”) to compensate mutual fund shareholders for the adverse effects of market timing attributable to market timing relationships described in the SEC Order. According to the SEC Order, the Reimbursement Fund is to be paid, in order of priority, to fund investors based on (i) their aliquot share of losses suffered by the fund due to market timing, and (ii) a proportionate share of advisory fees paid by such fund during the period of such market timing;

(ii)	The Adviser agreed to reduce the advisory fees it receives from some of the AllianceBernstein long-term, open-end retail funds, commencing January 1, 2004, for a period of at least five years; and

(iii)	The Adviser agreed to implement changes to its governance and compliance procedures. Additionally, the SEC Order contemplates that the Adviser’s registered investment company clients, including the Fund, will introduce governance and compliance changes.

The shares of the Fund are not redeemable by the Fund, but are traded on an exchange at prices established by the market. Accordingly, the Fund and its shareholders are not subject to the market timing practices described in the SEC Order and are not expected to participate in the Reimbursement Fund. Since the Fund is a closed-end fund, it will not have its advisory fee reduced pursuant to the terms of the agreements mentioned above.

The Adviser and approximately twelve other investment management firms were publicly mentioned in connection with the settlement by the SEC of charges that an unaffiliated broker/dealer violated federal securities laws relating to its receipt of compensation for selling specific mutual funds and the disclosure of such compensation. The SEC has indicated publicly that, among other things, it is considering enforcement action in connection with mutual funds’ disclosure of such arrangements and in connection with the practice of considering mutual fund sales in the direction of brokerage commissions from fund portfolio transactions. The SEC has issued subpoenas to the Adviser in connection with this matter and the Adviser has provided documents and other information to the SEC and is cooperating fully with its investigation.

On June 22, 2004, a purported class action complaint entitled Aucoin, et al. v. Alliance Capital Management L.P., et al. (“Aucoin Complaint”) was filed against the Adviser, Alliance Capital Management Holding L.P., Alliance Capital Management Corporation, AXA Financial, Inc., AllianceBernstein Investment Research & Management, Inc., certain current and former directors of the AllianceBernstein Mutual Funds, and unnamed Doe defendants. The Aucoin Complaint names certain of the AllianceBernstein mutual funds as nominal defendants. The Aucoin Complaint was filed in the United States District Court for the Southern District of New York by an alleged shareholder of an AllianceBernstein mutual fund. The Aucoin Complaint alleges, among other things, (i) that certain of the defendants improperly authorized the payment of excessive commissions and other fees from fund assets to broker-dealers in exchange for preferential marketing services, (ii) that certain of the defendants misrepresented and omitted from registration statements and other reports material facts concerning such payments, and (iii) that certain defendants caused such conduct as control persons of other defendants. The Aucoin Complaint asserts claims for violation of Sections 34(b), 36(b) and 48(a) of the Investment Company Act, Sections 206 and 215 of the Advisers Act, breach of common law fiduciary duties, and aiding and abetting breaches of common law fiduciary duties. Plaintiffs seek an unspecified amount of compensatory damages and punitive damages, rescission of their contracts with the Adviser, including recovery of all fees paid to the Adviser pursuant to such contracts, an accounting of all fundrelated fees, commissions and soft dollar payments, and restitution of all unlawfully or discriminatorily obtained fees and expenses.

Since June 22, 2004, numerous additional lawsuits making factual allegations substantially similar to those in the Aucoin Complaint were filed against the Adviser and certain other defendants, and others may be filed.

The Adviser believes that these matters are not likely to have a material adverse effect on the Fund or the Adviser’s ability to perform advisory services relating to the Fund.

FINANCIAL HIGHLIGHTS

Selected Data For A Share Of Common Stock Outstanding Throughout Each Period

	Year Ended September 30,
	2004(a)	2003	2002(b)	2001
Net asset value, beginning of period	$7.68	$5.58	$6.33	$8.09
Income From Investment Operations
Net investment income(c)	0.76	0.81	0.84	0.98
Net realized and unrealized gain (loss) on investment transactions	0.23	2.10	(0.71)	(1.72)
Net increase (decrease) in net asset value from operations	0.99	2.91	0.13	(0.74)
Less: Dividends and Distributions
Dividends from net investment income	(0.80)	(0.81)	(0.85)	(0.95)
Tax return of capital	-0-	-0-	(0.03)	(0.07)
Total dividends and distributions	(0.80)	(0.81)	(0.88)	(1.02)
Net asset value, end of period	$7.87	$7.68	$5.58	$6.33
Market value, end of period	$7.87	$8.15	$6.29	$7.62
Premium/Discount	0.00%	6.12%	12.72%	20.38%
Total Return
Total investment return based on:(d)
Market value	6.91%	45.71%	(6.14)%	3.02%
Net asset value	13.45%	54.77%	.23%	(10.08)%
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$178,735	$173,182	$124,834	$140,110
Ratios to average net assets of:
Expenses	1.44%	1.72%	2.12%	2.75%
Expenses, excluding interest expense(e)	1.15%	1.21%	1.15%	1.13%
Net investment income	9.76%	11.88%	10.81%	9.90%
Portfolio turnover rate	95%	80%	63%	129%

(a)	As of October 1, 2003, the Fund has adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133. These interim payments are reflected within net realized and unrealized gain (loss) on swap contracts, however, prior to October 1, 2003, these interim payments were reflected within interest income/expense on the statement of operations. The effect of this change for the fiscal year ended September 30, 2004, was to decrease net investment income per share by $0.01 and increase net realized and unrealized gain (loss) on investment transactions per share by $0.01 and decrease the ratio of net investment income to average net assets by 0.17%.
(b)	As required, effective October 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on debt securities for financial statement reporting purposes only. The effect of this change for the year end September 30, 2002 was to decrease net investment income per share by $0.01, decrease net realized and unrealized loss on investment by $0.01 and decrease the ratio of net investment income to average net assets from 10.91% to 10.81%.
(c)	Based on average shares outstanding.
(d)	Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.
(e)	Excludes net interest expense of .29%, .51%, .97% and 1.62%, respectively, on borrowings.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ACM Managed Dollar Income Fund, Inc.

We have audited the accompanying statements of assets and liabilities of ACM Managed Dollar Income Fund, Inc. (the “Fund”), including the portfolios of investments, as of September 30, 2005 and 2004, and the related statements of operations and cash flows and the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period ended September 30, 2005. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2005 and 2004 by correspondence with the custodian and others or by other appropriate auditing procedures where replies from others were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of ACM Managed Dollar Income Fund, Inc. at September 30, 2005 and 2004, the results of its operations, cash flows, and the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period ended September 30, 2005, in conformity with U.S. generally accepted accounting principles.

New York, New York

November 16, 2005